                                                                     EXHIBIT 4.1

================================================================================


                             IRON AGE CORPORATION


                   9 7/8% Senior Subordinated Notes due 2008


                          __________________________


                                   INDENTURE


                          Dated as of April 24, 1998

                          __________________________




                           THE CHASE MANHATTAN BANK

                                    Trustee

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE 1

                  Definitions and Incorporation by Reference

SECTION 1.01.    Definitions................................................  1
SECTION 1.02.    Other Definitions.......................................... 30
SECTION 1.03.    Incorporation by Reference of Trust
                 Indenture Act.............................................. 30
SECTION 1.04.    Rules of Construction...................................... 31

                                   ARTICLE 2

                                   The Notes

SECTION 2.01.    Form and Dating............................................ 31
SECTION 2.02.    Execution and Authentication............................... 32
SECTION 2.03.    Registrar and Paying Agent................................. 32
SECTION 2.04.    Paying Agent To Hold Money in Trust........................ 33
SECTION 2.05.    Noteholder Lists........................................... 33
SECTION 2.06.    Replacement Notes.......................................... 34
SECTION 2.07.    Outstanding Notes.......................................... 34
SECTION 2.08.    Temporary Notes............................................ 34
SECTION 2.09.    Cancellation............................................... 35
SECTION 2.10.    Defaulted Interest......................................... 35
SECTION 2.11.    CUSIP Numbers.............................................. 35

                                   ARTICLE 3

                                  Redemption

SECTION 3.01.    Notices to Trustee......................................... 35
SECTION 3.02.    Selection of Notes to Be Redeemed.......................... 36
SECTION 3.03.    Notice of Redemption....................................... 36
SECTION 3.04.    Effect of Notice of Redemption............................. 37
SECTION 3.05.    Deposit of Redemption Price................................ 37
SECTION 3.06.    Notes Redeemed in Part..................................... 38


                                   ARTICLE 4

                                   Covenants

SECTION 4.01.    Payment of Notes.......................................... 38
SECTION 4.02.    SEC Reports............................................... 38
SECTION 4.03.    Limitation on Indebtedness................................ 39
SECTION 4.04.    Limitation on Restricted Payments......................... 43
SECTION 4.05.    Limitation on Restrictions on
                 Distributions from Restricted Subsidiaries................ 49
SECTION 4.06.    Limitation on Sales of Assets and Subsidiary Stock........ 51
SECTION 4.07.    Limitation on Affiliate Transactions...................... 56
SECTION 4.08.    Limitation on the Issuance or Sale of Capital Stock of
                  Restricted Subsidiaries.................................. 57
SECTION 4.09.    Change of Control......................................... 57
SECTION 4.10.    Limitation on Liens....................................... 59
SECTION 4.11.    Compliance Certificate.................................... 59
SECTION 4.12.    Further Instruments and Acts.............................. 59
SECTION 4.13.    Future Guarantors......................................... 60
SECTION 4.14.    Maintenance of Office or Agency........................... 60
SECTION 4.15.    Corporate Existence....................................... 60
SECTION 4.16.    Payment of Taxes.......................................... 61

                                   ARTICLE 5

                               Successor Company

SECTION 5.01.    When Company May Merge or Transfer Assets................. 61
SECTION 5.02.    When a Subsidiary Guarantor May Merge or Transfer Assets.. 63


                                   ARTICLE 6

                             Defaults and Remedies

SECTION 6.01.    Events of Default......................................... 64
SECTION 6.02.    Acceleration.............................................. 66
SECTION 6.03.    Other Remedies............................................ 67
SECTION 6.04.    Waiver of Past Defaults................................... 67
SECTION 6.05.    Control by Majority....................................... 67
SECTION 6.06.    Limitation on Suits....................................... 68
SECTION 6.07.    Rights of Holders to Receive Payment...................... 68
SECTION 6.08.    Collection Suit by Trustee................................ 68

SECTION 6.09.    Trustee May File Proofs of Claim.........................  69
SECTION 6.10.    Priorities...............................................  69
SECTION 6.11.    Undertaking for Costs....................................  69
SECTION 6.12.    Waiver of Stay or Extension Laws.........................  70


                                   ARTICLE 7

                                    Trustee

SECTION 7.01.    Duties of Trustee........................................  70
SECTION 7.02.    Rights of Trustee........................................  72
SECTION 7.03.    Individual Rights of Trustee.............................  73
SECTION 7.04.    Trustee's Disclaimer.....................................  73
SECTION 7.05.    Notice of Defaults.......................................  73
SECTION 7.06.    Reports by Trustee to Holders............................  73
SECTION 7.07.    Compensation and Indemnity...............................  74
SECTION 7.08.    Replacement of Trustee...................................  75
SECTION 7.09.    Successor Trustee by Merger..............................  76
SECTION 7.10.    Eligibility; Disqualification............................  76
SECTION 7.11.    Preferential Collection of Claims Against Company........  77
SECTION 7.12.    Conflicting Interests....................................  77


                                   ARTICLE 8

                      Discharge of Indenture; Defeasance

SECTION 8.01.    Discharge of Liability on Notes; Defeasance..............  77
SECTION 8.02.    Conditions to Defeasance.................................  78
SECTION 8.03.    Application of Trust Money...............................  80
SECTION 8.04.    Repayment to Company.....................................  80
SECTION 8.05.    Indemnity for Government Obligations.....................  80
SECTION 8.06.    Reinstatement............................................  80


                                   ARTICLE 9

                                  Amendments

SECTION 9.01.    Without Consent of Holders...............................  81
SECTION 9.02.    With Consent of Holders..................................  82
SECTION 9.03.    Compliance with Trust Indenture Act......................  84
SECTION 9.04.    Revocation and Effect of Consents and Waivers............  84
SECTION 9.05.    Notation on or Exchange of Notes.........................  85

SECTION 9.06.    Trustee To Sign Amendments................................ 85
SECTION 9.07.    Payment for Consent....................................... 85

                                  ARTICLE 10

                                 Subordination

SECTION 10.01.   Agreement To Subordinate.................................. 85
SECTION 10.02.   Liquidation, Dissolution, Bankruptcy...................... 86
SECTION 10.03.   Default on Senior Indebtedness............................ 86
SECTION 10.04.   Acceleration of Payment of Notes.......................... 87
SECTION 10.05.   When Distribution Must Be Paid Over....................... 88
SECTION 10.06.   Subrogation............................................... 88
SECTION 10.07.   Relative Rights........................................... 88
SECTION 10.08.   Subordination May Not Be Impaired by Company.............. 88
SECTION 10.09.   Rights of Trustee and Paying Agent........................ 89
SECTION 10.10.   Distribution or Notice to Representative.................. 89
SECTION 10.11.   Article 10 Not To Prevent Defaults or Limit Right To
                  Accelerate............................................... 89
SECTION 10.12.   Trust Moneys Not Subordinated............................. 89
SECTION 10.13.   Trustee Entitled To Rely.................................. 90
SECTION 10.14.   Trustee To Effectuate Subordination....................... 90
SECTION 10.15.   Trustee Not Fiduciary for Holders of Senior Indebtedness
                  of the Company........................................... 91
SECTION 10.16.   Reliance by Holders of Senior Indebtedness on
                  Subordination Provisions................................. 91


                                  ARTICLE 11

                         Future Subsidiary Guaranties

SECTION 11.01.   Guaranties................................................ 91
SECTION 11.02.   Limitation on Liability................................... 94
SECTION 11.03.   Successors and Assigns.................................... 94
SECTION 11.04.   No Waiver................................................. 94
SECTION 11.05.   Modification.............................................. 95
SECTION 11.06.   Release of Subsidiary Guarantor........................... 95
SECTION 11.07.   Execution of Supplemental Indenture for Future Subsidiary
                  Guarantors............................................... 95


                                  ARTICLE 12

                    Subordination of Subsidiary Guaranties

SECTION 12.01.   Agreement To Subordinate..................................  96
SECTION 12.02.   Liquidation, Dissolution, Bankruptcy......................  96
SECTION 12.03.   Default on Senior Indebtedness of Subsidiary Guarantor....  97
SECTION 12.04.   Demand for Payment........................................  97
SECTION 12.05.   When Distribution Must Be Paid Over.......................  98
SECTION 12.06.   Subrogation...............................................  98
SECTION 12.07.   Relative Rights...........................................  98
SECTION 12.08.   Subordination May Not Be Impaired by Company..............  99
SECTION 12.09.   Rights of Trustee and Paying Agent........................  99
SECTION 12.10.   Distribution or Notice to Representative..................  99
SECTION 12.11.   Article 12 Not To Prevent Defaults Under a
                  Subsidiary Guaranty or Limit Right To Demand Payment..... 100
SECTION 12.12.   Trustee Entitled To Rely.................................. 100
SECTION 12.13.   Trustee To Effectuate Subordination....................... 100
SECTION 12.14.   Trustee Not Fiduciary for Holders of
                  Senior Indebtedness of Subsidiary Guarantor.............. 101
SECTION 12.15.   Reliance by Holders of Senior Indebtedness on
                  Subordination Provisions................................. 101

                                  ARTICLE 13

                                 Miscellaneous

SECTION 13.01.   Trust Indenture Act Controls.............................. 101
SECTION 13.02.   Notices................................................... 101
SECTION 13.03.   Communication by Holders with Other Holders............... 103
SECTION 13.04.   Certificate and Opinion as to Conditions Precedent........ 103
SECTION 13.05.   Statements Required in Certificate or Opinion............. 103
SECTION 13.06.   When Notes Disregarded.................................... 104
SECTION 13.07.   Rules by Trustee, Paying Agent and Registrar.............. 104
SECTION 13.08.   Legal Holidays............................................ 104
SECTION 13.09.   Governing Law............................................. 104
SECTION 13.10.   No Recourse Against Others................................ 104
SECTION 13.11.   Successors................................................ 104

SECTION 13.12.   Counterparts.............................................. 104
SECTION 13.13.   Separability.............................................. 105
SECTION 13.14.   Benefits of Indenture..................................... 105
SECTION 13.15.   Table of Contents; Headings............................... 105


Appendix A       Provisions Relating to Initial Notes and Exchange Notes

Exhibit 1 to
     Appendix A  Form of Initial Note

Exhibit A        Form of Exchange Note
Exhibit B        Form of Supplemental Indenture

                             CROSS-REFERENCE TABLE

TIA                                                                    Indenture
Section                                                                  Section
-------                                                                  -------
310(a)(1)....................................................              7.10
(a)(2).......................................................              7.10
(a)(3).......................................................              N.A.
(a)(4).......................................................              N.A.
(b)..........................................................        7.08; 7.10
(c)..........................................................              N.A.
311(a).......................................................              7.11
(b)..........................................................              7.11
(c)..........................................................              N.A.
312(a).......................................................              2.05
(b)..........................................................             13.03
(c)..........................................................             13.03
313(a).......................................................              7.06
(b)(1).......................................................              N.A.
(b)(2).......................................................              7.06
(c)..........................................................       7.06, 13.02
(d)..........................................................              7.06
314(a)....................................................... 4.02; 4.11; 13.02
(b)..........................................................              N.A.
(c)(1).......................................................             13.04
(c)(2).......................................................             13.04
(c)(3).......................................................              N.A.
(d)..........................................................              N.A.
(e)..........................................................             13.05
(f)..........................................................              4.11
315(a).......................................................              7.01
(b)..........................................................       7.05; 13.02
(c)..........................................................              7.01
(d)..........................................................              7.01
(e)..........................................................              6.11
316(a)(last sentence)........................................             13.06
(a)(1)(A)....................................................              6.05
(a)(1)(B)....................................................              6.04
(a)(2).......................................................              N.A.
(b)..........................................................              6.07
(c)..........................................................              N.A.
317(a)(1)....................................................              6.08
(a)(2).......................................................              6.09
(b)..........................................................              2.04
318(a).......................................................             13.01

N.A. Means Not Applicable.

___________________
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

          INDENTURE, dated as of April 24, 1998 (this "Indenture"), between IRON
                                                       ---------
AGE CORPORATION, a Delaware corporation (the "Company"), and THE CHASE MANHATTAN
                                              -------
BANK, as Trustee.

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9 7/8% Senior Subordinated Notes due 2008 (the "Initial Notes"), to be issued, from time to
                                  -------------
time, in one or more series as provided in this Indenture and, if and when issued in an exchange for the Initial Notes as provided in the Registration Agreement (as defined below), the Company's 9 7/8% Senior Subordinated Notes due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"):
           --------------                                             -----

                                   ARTICLE 1

                  Definitions and Incorporation by Reference

          SECTION 1.01. Definitions.
                        -----------

          "Additional Assets" means (i) any property or assets (other than
           -----------------         -
Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of
                                                        --
a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii)
                                                                       ---
Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted
                            --------  -------
Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means any other Person, directly
           ---------
or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the
 -------
management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For
 -----------       ----------
purposes of Sections 4.06 and 4.07 and the definition of the term "Restricted Payment" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock

(whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Application of Proceeds" means the application by the Company of
           -----------------------
excess cash and the net proceeds (after deduction of related fees and expenses) of the Transactions (i) to repay indebtedness under the existing syndicated senior bank loan facility; (ii) to repay the Company's Existing Subordinated Notes; and (iii) to pay to Holdings a dividend to be used to redeem a portion of Holdings' Series A Preferred Stock.

          "Asset Disposition" means any sale, lease, transfer or other
           -----------------
disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital
                                  -----------        -
Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any
                                 --
division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted
                          ---
Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above,
(A) transactions permitted under Article 5, (B) a disposition by a Restricted
 -                                           -
Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary and (C) for purposes of Section 4.06 only, a disposition
                             -
that constitutes a Permitted Investment or a Restricted Payment permitted by
Section 4.04.

          "Attributable Debt" with respect to a Sale/Leaseback Transaction
           -----------------
means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect
           ------------
to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i)
                                                                           -
the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.
                                  --

          "Bank Indebtedness" means any and all amounts (whether outstanding on
           -----------------
the Issue Date or thereafter incurred) payable under or in respect of the New Credit Facility and the other Loan Documents, including Bank Hedge Agreements (as such terms are defined in the New Credit Facility), including, without limitation, principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

          "Bankruptcy Law" means Title 11, United States Code, or any similar
           --------------
federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal Holiday.
           ------------

          "Capital Lease Obligations" means an obligation that is required to be
           -------------------------
classified, and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of any of the following
           -----------------
events:

          (i)   prior to the first public offering of common stock of the
           -
     Company, Holdings shall cease to own, directly or through one or more wholly owned subsidiaries, 100% of the issued and outstanding Voting Stock of the Company, whether as a result of the issuance of securities, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Holdings or otherwise;

          (ii)  (a) any "person" (as such term is used in Sections 13(d) and
           --    -
     14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings (or its successor by merger, consolidation or purchase of all or substantially all of its assets) and (b) the Permitted Holders
                                              -
     beneficially own (as defined in this clause (ii)), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors or the board of directors of Holdings, as the case may be (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by any other entity (the "parent entity"), if such other person is the beneficial owner
                  -------------
     (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this clause (ii)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (iii)  during any period of two consecutive years, individuals who at
           ---
     the beginning of such period constituted the Board of Directors or the board of directors of Holdings, as the case may be (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors or the board of directors of Holdings, as the case may be, then in office; or

          (iv)   the sale, lease, transfer, conveyance or other disposition
           --
     (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Holdings or a Permitted Holder.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Consolidated Coverage Ratio" as of any date of determination means
           ---------------------------
the ratio of (i) the aggregate amount of EBITDA for the period of the most
              -
recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to this Indenture) prior to the date of such determination to (ii)
                                                                        --
Consolidated Interest Expense for such four fiscal quarters (in each case determined, for any fiscal quarter preceding the Issue Date, adjusted on a pro forma basis to give effect to the Transactions and the Application of Proceeds as if they had occurred at the beginning of such period and adjusted for any pro forma expense and cost reductions and related adjustments that are directly attributable to the Transactions and the Application of Proceeds, as estimated in good faith by the Board of Directors); provided, however, that:
                                          --------  -------

          (1) if the Company or any Restricted Subsidiary (x) has Incurred any
                                                           -
     Indebtedness since the beginning
     of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during
                        -
     such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such
                         -
     four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any
                -
     Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and corresponding commitments have been permanently reduced), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to the discharge of such Indebtedness as if such discharge had occurred on the first day of such period,

          (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repur-chased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period,

          (4) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period,

          (5) if since the beginning of such period any Unrestricted Subsidiary shall have been designated a Restricted Subsidiary, EBITDA and Consolidated Interest Expense for such period shall be calculated to include all net income (or loss) and all interest expense of such Subsidiary during the portion of such period that such Subsidiary was an Unrestricted Subsidiary, but only to the extent that such net income (or loss) or interest expense has not been included in EBITDA or Consolidated Interest Expense pursuant to clauses (1) through (4) above, and

          (6) if since the beginning of such period any Restricted Subsidiary shall have been designated an Unrestricted Subsidiary, EBITDA and Consolidated Interest Expense for such period shall be calculated to exclude all net income (or loss) and all interest expense of such Subsidiary during the portion of such period that such Subsidiary was a Restricted Subsidiary.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company in accordance with Article 11 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total
           -----------------------------
interest expense of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, plus (a) to the extent
                                                             -
not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to
                                         -
Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized
                            --                                  ---
interest, (iv) non-cash interest expenses, (v) commissions, discounts and other
           --                               -
fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including
            --
amortization of fees), (vii) dividends in respect of all Preferred Stock of the
                        ---
Company and its Restricted Subsidiaries and in respect of all Disqualified Stock of the Company in each case held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest actually paid on any Indebtedness of any other
                   ----
Person that is Guaranteed by the

Company or any Restricted Subsidiary and (ix) the cash contributions to any
                                          --
employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or any Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust, minus (b) to the extent included in such total
                                       -
interest expense, amortization of deferred financing costs, fees and expenses. For purposes of the foregoing, total interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and Currency Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

          "Consolidated Net Income" means, for any period, the net income of the
           -----------------------
Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP; provided, however, that there shall not be included in
                      --------  -------
such Consolidated Net Income: (i) any net income (or loss) of any Person if such
                               -
Person is not a Restricted Subsidiary, except that (A) subject to the exclusion
                                                    -
contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(B) the Company's equity in a net loss of any such Person (other than an
 -
Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent of the aggregate investment of the Company or any of its Restricted Subsidiaries in such Person, (ii) any net income (or
                                                       --
loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction accrued for any period prior to the date of such acquisition, (iii) any net income of any Restricted Subsidiary if such
              ---
Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to
                                                                 -
the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that would have been permitted to be paid as a dividend or other distribution to the Company or another Restricted Subsidiary by such Restricted Subsidiary consistent with such restriction during such period (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a
                                                 -
net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (or loss) realized upon
                                           --
the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) extraordinary gains or losses, (vi) any non-cash compensation
                -                                  --
charge for employee stock options or other stock awards, (vii) payments on the
                                                          ---
Issue Date of up to $2.3 million to certain management stockholders of the Company in connection with the Transactions and the Holdings Transactions and
(viii) the cumulative effect of a change in accounting principles.
 ----
Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

          "Consolidated Net Worth" means the total of the amounts shown on the
           ----------------------
balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par
                                                                     -
or stated value of all outstanding Capital Stock of the Company plus (ii) paid-
                                                                      --
in capital or capital surplus relating to such Capital Stock plus (iii) any
                                                                   ---
retained earnings or earned surplus less (A) any accumulated deficit and (B) any
                                          -                               -
amounts attributable to Disqualified Stock.

          "Corporate Trust Office" means the principal office of the Trustee at
           ----------------------
which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 15th Floor, New York, New York 10001-

2697. Attention: Global Trust Services, or at any other time at such other address as the Trustee may designate from time to time by written notice to the Company.

          "Currency Agreement" means, with respect to any Person, any foreign
           ------------------
exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
custodian or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Designated Noncash Consideration" means the fair market value of
           --------------------------------
noncash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary, less the amount of cash or cash equivalents received in connection with a sale of such Designated Noncash Consideration. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $5 million.

          "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
           ------------------------------         -
(ii) any other Senior Indebtedness which, at the date of determination, has an
 --
aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness, and by notice to the Trustee, as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursu-
              -
ant to a sinking fund obligation or otherwise, (ii) is convertible or
                                                --
exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof,
                       ---
in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that only the portion of
                              --------  -------
Capital Stock which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the first anniversary of the Stated Maturity of the Notes shall be deemed to be Disqualified Stock.

          "Domestic Subsidiary" means any Subsidiary of the Company which is
           -------------------
organized under the laws of the United States or any State, Commonwealth or Territory thereof or the District of Columbia.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary of
           ------------------------------
the Company other than a Foreign Restricted Subsidiary.

          "EBITDA" for any period means the sum of Consolidated Net Income
           ------
plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense, (b) income tax
                               -                                  -
expense, (c) depreciation expense, (d) amortization expense, (e) payments made
          -                         -                         -
pursuant to Section 4.07(b)(viii) and (f) all other non-cash items reducing
                                       -
Consolidated Net Income (other than non-cash items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less, to the extent added in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income (excluding such non-cash items to the extent they represent an accrual for cash receipts to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of any Person shall be added to Consolidated Net Income to compute EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income of such Person.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Existing Subordinated Notes" means the 12.5% Senior Subordinated
           ---------------------------
Notes due 2006 previously issued by the Company.

          "Financing Disposition" means any sale of any accounts receivable, or
           ---------------------
interest therein, by the Company or any Subsidiary to any Receivables Subsidiary, or by the Receivables Subsidiary, pursuant to a Permitted Receivables Financing.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the
           -----------------------------
Company which is not organized under the laws of the United States of America or any State, Commonwealth or Territory thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the
    -
American Institute of Certified Public Accountants, (ii) statements and
                                                     --
pronouncements of the Financial Accounting Standards Board and (iii) such other
                                                                ---
statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment
 -
of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any
                             --
other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business.  The term "Guarantee"
                                                                     ---------
used as a verb has a corresponding meaning.  The term "Guarantor" shall mean any
                                                       ---------
Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such
           -------------------
Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is
           ------      ----------
registered on the registrar's books.

          "Holdings" means Iron Age Holdings Corporation, a Delaware
           --------
corporation.

          "Holdings Series A Preferred Stock" means Holdings' Series A Preferred
           ---------------------------------
Stock, par value $.01 per share which is to be redeemed on the Issue Date.

          "Holdings Transactions" means the offering by Holdings of the Senior
           ---------------------
Discount Notes and the entering into of the New Credit Facility by Holdings.

          "Incur" means issue, assume, Guarantee, incur or otherwise become
           -----
liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however,
                                                -------- -------  -------
that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as
                                                        ----------
a noun shall have a correlative meaning.

          "Indebtedness" means, with respect to any Person on any date of
           ------------
determination (without duplication), (i) the principal of and premium, if any,
                                      -
in respect of (A) indebtedness of such Person for money borrowed and (B)
               -                                                      -
indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital
                                                                --
Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person, (iii) all obligations
                                                          ---
of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables and warranty and service obligations arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided, however, that, in the case of obligations of an acquired Person
 --------  -------
assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person), (iv) all obligations of such Person
                                          --
for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such
                                   -
Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends), (vi) all
                                                                       --
obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (vii) all
                                                              ---
obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets at the date of determination or the amount of the obligation so secured and (viii)
                                                                          ----
to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date.

          "Initial Purchasers" means Salomon Brothers Inc, SBC Warburg Dillon
           ------------------
Read Inc. and Banque Nationale de Paris.

          "Interest Rate Agreement" means with respect to any Person any
           -----------------------
interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan
           ----------
(other than advances to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extensions of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i)
                                                                  -
"Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such
                         --------  -------
Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount equal to (x) the Company's "Investment" in such Subsidiary at the time of such
          -
redesignation less (y) the portion (proportionate to the Company's equity
                    -
interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, but in no event shall such Investment be reduced below zero; and (ii) any property transferred to or from
                                       --
an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. If the Company or any Restricted Subsidiary sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary (other than to the Company or a Restricted Subsidiary), the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date on which the Notes are originally issued.
           ----------

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking
           -------------
institutions are not required to be open in the State of New York.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management Agreement" means the Management Agreement originally
           --------------------
dated as of February 26, 1997, as amended and in effect on the Issue Date, among Holdings, the Company and Fenway Partners, Inc.

          "Management Investors" means each of the officers, employees and
           --------------------
directors of the Company or Holdings who own Voting Stock (or options to acquire Voting Stock) of Holdings on the Issue Date, in each case so long as such person shall remain an officer, employee or director of Holdings or the Company.

          "Material Subsidiary" means any Restricted Subsidiary that would be a
           -------------------
"Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date; provided,
                                                                       --------
however, that in the case of Iron Age Investment Company, the intercompany
-------
receivable on January 31, 1998 of the Company to Iron Age Investment Company in the amount of $36.55 million, together with any interest accruing thereon after January 31, 1998, shall be excluded from the calculations set forth in Section
(w) of Rule 1-02; and provided further, however, that Falcon Shoe Mfg. Co.
                      -------- -------  -------
("Falcon") shall be a "Material Subsidiary" only if:
  ------

          (i) the Company's and its other Subsidiaries' investments in and advances to Falcon exceed 15% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

          (ii) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of Falcon exceeds 15% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (iii) the gross profit of Falcon (after intercompany eliminations) exceeds 15% of the gross profit of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

          "Net Available Cash" from an Asset Disposition means cash payments
           ------------------
received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form), in each case net of
(i) all legal, accounting, investment banking, title and recording tax expenses,
 -
commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all
                                                                   --
payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to
                         ---
be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts
                                      --
provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds" means, with respect to any issuance or sale of
           -----------------
Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "New Acquisition Credit Facility" means the term credit facility made
           -------------------------------
available pursuant to the Credit Agreement, dated as of the Issue Date, among the Company, as borrower, Holdings and certain Subsidiaries, as guarantors, and Banque Nationale de Paris, as agent for the lenders from time to time, together with all Loan Documents (as defined therein) and all other documents, instruments and agreements executed in connection therewith, including, without limitation, any guarantees, security documents and hedge agreements, in each case, as the same may be amended, supplemented, restated, waived, modified, Refinanced or replaced from time to time (including any successive amendments, supplements, restatements, waivers, modifications, Refinancings or replacements that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder, and whether with the original agent and lenders or another agent or agents or other lenders), except to the extent that any such amendment, supplement, restatement, waiver, modification, Refinancing or replacement by the Company or any Subsidiary would violate Section 4.03.

          "New Credit Facility" means the New Acquisition Credit Facility and
           -------------------
the New Revolving Credit Facility.

          "New Revolving Credit Facility" means the revolving credit facility
           -----------------------------
made available pursuant to the Credit Agreement, dated as of the Issue Date, among the Company, as borrower, Holdings and certain Subsidiaries, as guarantors, and Banque Nationale de Paris, as agent for the lenders from time to time, together with all Loan Documents (as defined therein) and all other documents, instruments and agreements executed in connection therewith, including, without limitation, any guarantees, security documents and hedge agreements, in each case, as the same may be amended, supplemented, restated, waived, modified, Refinanced or replaced from time to time (including any successive amendments, supplements, restatements, waivers, modifications, Refinancings or replacements that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder, and whether with the original agent and lenders or another agent or agents or other lenders), except to the extent that any such amendment, supplement, restatement waiver, modification, Refinancing or replacement by the Company or any Subsidiary would violate Section 4.03.

          "Note Obligations" means (i) any principal of, premium and liquidated
           ----------------         -
damages, if any, and interest on, and any other amounts owing under or with respect to the Notes payable pursuant to the terms of the Notes or this Indenture or upon acceleration of the Notes, including, without limitation, amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal of, premium and liquidated damages, if any, interest on, or other amounts owing with respect to, the Notes and (ii) in the case of any Subsidiary Guarantor, any
                           --
obligations with respect to the foregoing or otherwise under its Guaranty.

          "Officer" means the Chairman of the Board, the Chief Executive
           -------
Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.
           ---------------------

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Holders" means Fenway Partners Capital Fund, L.P., New York
           -----------------
Life Insurance Company, American Home Assurance Company, the Management Investors and their respective Affiliates.

          "Permitted Investment" means an Investment by the Company or any
           --------------------
Restricted Subsidiary in (i) the Company, (ii) a Restricted Subsidiary or a
                          -                --
Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted
            --------  -------
Subsidiary is a Related Business, (iii) another Person if as a result of such
                                   ---
Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is
                       --------  -------
a Related Business, (iv) Temporary Cash Investments, (v) receivables owing to
                     --                               -
the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (vi) payroll, travel and similar advances to cover matters
                     --
that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vii) loans or advances to officers and employees made in the ordinary
           ---
course of business of the Company or such Restricted Subsidiary and not exceeding $2 million in the aggregate outstanding at any time, (viii) stock,
                                                                ----
obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments, (ix) any Person to the extent such
                                             --
Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06, (x) Interest Rate
                                                          -
Agreements and Currency Agreements entered into in the ordinary course of business and otherwise in compliance with this Indenture, (xi) Investments in
                                                           --
securities of trade creditors or customers
received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (xii) Investments
                                                                ---
in Unrestricted Subsidiaries and additional Investments having an aggregate fair market value, taken together with all other investments made pursuant to this clause (xii) that are at that time outstanding, not to exceed $5 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), (xiii) any Investment by
                                                        ----
the Company or any Wholly Owned Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Permitted Receivables Financing; provided, however, that any Investment in a
                                 --------  -------
Receivables Subsidiary is in the form of a purchase money note or an equity interest and (xiv) Investments the payment for which consists exclusively of
              ---
Capital Stock (other than Disqualified Stock) of the Company.

          "Permitted Receivables Financing" means any financing pursuant to
           -------------------------------
which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary or any other Person (in the case of a transfer by a Receivables Subsidiary), or grant a security interest in, any accounts receivable (and related assets) of the Company or any Restricted Subsidiary; provided, however, that (i) the covenants, events of default and
            --------  -------        -
other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors) at the time such financing is entered into and (ii) such
                                                                    --
financing shall be non-recourse to the Company and its Subsidiaries (other than the Receivables Subsidiary) except to a limited extent customary for such transactions.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means, as applied to the Capital Stock of any
           ---------------
corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Public Equity Offering" means a public offering of common stock of
           ----------------------
the Company or Holdings pursuant to an effective registration statement under the Securities Act.

          "Public Market" means any time after (i) a Public Equity Offering has
           -------------
been consummated and (ii) at least 10% of the total issued and outstanding
                      --
common stock of the Company or Holdings has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "Purchase Money Indebtedness" means Indebtedness (i) consisting of the
           ---------------------------                      -
deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed and (ii) incurred to finance
                                                         --
the acquisition by the Company or a Restricted Subsidiary of such asset (including Additional Assets), including additions and improvements; provided,
                                                                     --------
however, that any Lien arising in connection with any such Indebtedness shall be
-------
limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however, that such Indebtedness
                            -------- -------  -------
is Incurred within 90 days after such acquisition of such asset by the Company or Restricted Subsidiary.

          "Receivables Subsidiary" means a bankruptcy-remote, special-purpose
           ----------------------
Wholly Owned Subsidiary formed in connection with a Permitted Receivables Financing.

          "Refinance" means, with respect to any Indebtedness, to refinance,
           ---------
extend, renew, refund, repay, prepay, redeem, defease, retire, supplement, substitute, defer, reissue or restate (including pursuant to any defeasance or discharge mechanism), or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative
                         ----------       -----------
meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any
           ------------------------
Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture; provided, however, that
                                                    --------  -------
(i) such Refinancing Indebtedness has a Weighted Average Life to Maturity of not
 -
less than the Indebtedness being Refinanced and (ii) such Refinancing
                                                 --
Indebtedness has an aggregate
aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided
                                                                       --------
further, however, that Refinancing Indebtedness shall not include (x)
-------  -------                                                   -
Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y)
                                                                             -
Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registration Agreement" means the Registration Agreement, dated as of
           ----------------------
April 24, 1998, among the Company, Salomon Brothers Inc, SBC Warburg Dillon Read Inc. and Banque Nationale de Paris, as amended or supplemented from time to time.

          "Related Business" means the business of the Company and its
           ----------------
Restricted Subsidiaries on the Issue Date or any business related, ancillary or complementary (as deter mined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Representative" means, until the date on which the Bank Indebtedness
           --------------
has been repaid in full in cash and all commitments and other obligations thereunder have been terminated, the Agent (or if there is no Agent, the trustee, agent or representative) under the New Credit Facility and, thereafter, the trustee, agent or representative for each issue of Designated Senior Indebtedness.

          "Restricted Payment" means, with respect to any Person, (i) the
           ------------------                                      -
declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, in the case of dividends or distributions by a Restricted Subsidiary which is not a Wholly Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for
         --
value of any Capital Stock of the Company held by any Person (other than a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (in each case other than in exchange for Capital Stock that is not Disqualified Stock), (iii) the
                                                                     ---
purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; and other than the purchase, repurchase, defeasance or other acquisition of Subordinated Obligations made solely with Disqualified Stock of the Company or any Subsidiary Guarantor) or (iv) the making of any
                                                      --
Investment (other than a Permitted Investment) in any Person.

          "Restricted Subsidiary" means any Subsidiary of the Company that is
           ---------------------
not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property
           --------------------------
now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Secured Indebtedness" means any Indebtedness of the Company secured
           --------------------
by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Senior Discount Indenture" means the Indenture dated as of April 24,
           -------------------------
1998 between Holdings and The Chase Manhattan Bank, as trustee, pursuant to which 12 1/8% Senior Discount Notes due 2009 are to be issued by Holdings for an aggregate initial offering price of approximately $25 million.

          "Senior Discount Notes" means the 12 1/8% Senior Discount Notes due
           ---------------------
2009 issued by Holdings pursuant to the Senior Discount Indenture for an aggregate initial offering price of approximately $25 million.

          "Senior Indebtedness" of the Company means the following obligations,
           -------------------
whether outstanding on the date of this Indenture or thereafter Incurred, without duplication, all obligations consisting of Bank Indebtedness and all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior
                                                 --------  -------
Indebtedness shall not include (1) any obligation of the Company to any
                                -
Subsidiary, except to the extent pledged under the New Credit Facility, (2)
                                                                         -
any liability for federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising
          -
in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any
                               -
accrued and unpaid interest in respect thereof) which is expressly subordinate or junior in right of payment to any other Indebtedness or other obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any Indebtedness represented by Capital Stock or (6) that
              -                                                    -
portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

          "Senior Subordinated Indebtedness" of the Company means the Notes and
           --------------------------------
any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not
                        ----------
subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

          "Subordinated Obligation" means any Disqualified Stock and any other
           -----------------------
Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Restricted Subsidiary has a correlative meaning.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
                                                                -
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or
 --                                                              ---
more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

          "Subsidiary Guarantor" means any Subsidiary that has entered into a
           --------------------
supplemental indenture pursuant to Section 4.13.

          "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of
           -------------------
the Company's obligations with respect to the Notes on the terms set forth in
Article 11.

          "Taxes" means all taxes, fees, levies, duties, tariffs, imposts, and
           -----
governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including without limitation income, franchise, profits, gross receipts, ad
                                                                         --
valorem, net worth, value added, sales, use, service, real or personal property,
-------
special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers' compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, registration, alternative and add-on minimum, estimated, transfer and gains taxes or other tax of any kind whatsoever, in all cases including interest, penalties, additional taxes and additions to tax imposed with respect thereto.

          "Temporary Cash Investments" means any of the following: (i) any
           --------------------------                               -
investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any
agency thereof, (ii) investments in time deposit accounts, certificates of
                 --
deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a
                                           ---
term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing
                                 --
not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v)
                                                                         -
investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State, Commonwealth or Territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) investments in mutual funds
                                            --
whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above including, without limitation, the VISTA Money Market Funds or any other fund for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered, (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture, and (c) services performed for such funds and pursuant to this Indenture may converge at any time (it being understood that the Company specifically authorizes the Trustee or an affiliate of the Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this Indenture).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-
           ---
77bbbb) as in effect on the date of this Indenture.

          "Transactions" means the offering by the Company of the Notes and the
           ------------
entering into of the New Credit Facility by the Company.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it and, thereafter, means the successor.

          "Trust Officer" means, when used with respect to the Trustee, any
           -------------
officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, Senior Trust Officer, Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

          "Uniform Commercial Code" means the New York Uniform Commercial Code
           -----------------------
as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that
           -----------------------         -
at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of
                                                         --
an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total
--------  -------               -
assets of $10,000 or less or (B) if such Subsidiary has assets greater than
                              -
$10,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such
            --------  -------
designation (x) the Company could Incur $1.00 of additional Indebtedness under
             -
Section 4.03(a) and (y) no Default or Event of Default shall have occurred and
                     -
be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other
           ------------
interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the then
                                                                    -
outstanding aggregate principal amount of such Indebtedness into (ii) the sum of
                                                                  --
the total of the products obtained by multiplying (a) the amount of each then
                                                   -
remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b)
                                                                           -
the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the
           -----------------------
Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

           SECTION 1.02.   Other Definitions.
                           -----------------


                                                                     Defined in
Term                                                                   Section
----                                                                -----------
"Affiliate Transaction"...........................                         4.07
 ---------------------
"Bankruptcy Law"..................................                         6.01
 --------------
"Blockage Notice".................................                        10.03
 ---------------
"Company".........................................       introductory paragraph
 -------
"control" "controlling", "controlled".............           1.01 ("Affiliate")
 -------   -----------    ----------
"covenant defeasance option"......................                      8.01(b)
 --------------------------
"Custodian".......................................                         6.01
 ---------
"disposition".....................................  1.01 ("Asset Dispositions")
 -----------
"Event of Default"................................                         6.01
 ----------------
"Excess Proceeds".................................                      4.06(a)
 ---------------
"Excess Proceeds Offer"...........................                      4.06(b)
 ---------------------
"Excess Proceeds Payment".........................                      4.06(b)
 -----------------------
"Exchange Notes"..................................       introductory paragraph
 --------------
"Falcon".......................................... 1.01 ("Material Subsidiary")
 ------
"Guaranteed Obligations"..........................                        11.01
 ----------------------
"Guarantor".......................................           1.01.("Guarantee")
 ---------
"Incurrence"......................................               1.01 ("Incur")
 ----------
"Indenture".......................................       introductory paragraph
 ---------
"Initial Notes"...................................       introductory paragraph
 -------------
"legal defeasance option".........................                      8.01(b)
 -----------------------
"Noteholder"......................................              1.01 ("Holder")
 ----------
"Notes"...........................................       introductory paragraph
 -----
"Notice of Default"...............................                         6.01
 -----------------
"Notice of Intent to Accelerate"..................                        10.04
 ------------------------------
"Notice of Intent to Demand Payment"..............                        12.04
 ----------------------------------
"Offer Amount"....................................                      4.06(f)
 ------------
"Offer Period"....................................                      4.06(f)
 ------------
"parent entity"...................................   1.01 ("Change of Control")
 -------------
"pari passu Notes"................................                      4.06(b)
 ----------------
"pay its Subsidiary Guaranty".....................                        12.03
 ---------------------------
"pay the Notes"...................................                        10.03
 -------------
"Paying Agent"....................................                         2.03
 ------------
"Payment Blockage Period".........................                        10.03
 -----------------------
"Prohibited Transaction"..........................                      5.02(a)
 ----------------------
"Purchase Date"...................................                      4.06(f)
 -------------
"Refinanced", Refinancing"........................           1.01 ("Refinance")
 ------------------------
"Registrar".......................................                         2.03
 ---------
"Successor Company"...............................                         5.01
 -----------------

          SECTION  1.03.  Incorporation by Reference of Trust Indenture Act.
                          -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of Notes;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction.  Unless the context otherwise
                        ---------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular.


                                   ARTICLE 2

                                   The Notes

          SECTION 2.01. Form and Dating.  The Notes will be issued only in
                        ---------------
fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The

Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in (i) Exhibit 1 to Appendix A and (ii) Exhibit A are part of the terms of this Indenture.

          SECTION 2.02. Execution and Authentication.  Two Officers shall sign
                        ----------------------------
the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent.  The Company shall maintain
                        --------------------------
an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be
                   ---------
presented for payment (the "Paying Agent").  The Registrar shall keep a register
                            ------------
of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying

Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

          The Company shall notify the Trustee promptly in writing of the name and address of any Paying Agent or Registrar not party to this Indenture. If the Company fails to appoint or maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

          SECTION 2.04. Paying Agent To Hold Money in Trust.  On or prior to
                        -----------------------------------
each due date of the principal, interest and liquidated damages on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and liquidated damages when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, interest and liquidated damages on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Noteholder Lists.  The Trustee shall preserve in as
                        ----------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably request of the names and addresses of Noteholders.

          SECTION 2.06. Replacement Notes.  If any mutilated Note is
                        -----------------
surrendered by a Holder to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Company or the Trustee, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a
Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

          SECTION 2.07. Outstanding Notes.  The Notes outstanding at any time
                        -----------------
are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser, in which event the replacement Note shall cease to be outstanding, subject to the provisions of
Section 8-405 of the Uniform Commercial Code.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, on that date and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

          SECTION 2.08. Temporary Notes.  Until definitive Notes are ready for
                        ---------------
delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

          SECTION 2.09. Cancellation.  The Company at any time may deliver
                        ------------
Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.10. Defaulted Interest.  If the Company defaults in a
                        ------------------
payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.11. CUSIP Numbers.  The Company in issuing the Notes may use
                        -------------
"CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided,
                                                                      --------
however, that any such notice may state that no representation is made as to
-------
the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                   Redemption

          SECTION 3.01. Notices to Trustee.  If the Company elects to redeem
                        ------------------
Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. Selection of Notes to Be Redeemed. If fewer than all the
                        ---------------------------------
Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by such other method that the Trustee in its sole discretion deems to be fair and appropriate and that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          SECTION 3.03. Notice of Redemption.  At least 30 days but not more
                        --------------------
than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 30 days before the redemption date.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of
                        ------------------------------
redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price.  On or prior to the
                        ---------------------------
redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued and unpaid interest and liquidated damages, if any, on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company after the redemption date any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest and liquidated damages, if any, on, all Notes to be redeemed on the redemption date. If the Company complies with the foregoing provisions of this Article 3, then on and after the redemption date, interest shall cease to accrue on the Notes (or the portions thereof) called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date.

          SECTION 3.06. Notes Redeemed in Part.  Upon surrender and
                        ----------------------
cancellation of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4

                                   Covenants

          SECTION 4.01. Payment of Notes.  The Company shall promptly pay the
                        ----------------
principal of, interest and liquidated damages, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest and liquidated damages shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and liquidated damages, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports.  Until such time as the Company shall
                        -----------
become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (a) the Company shall provide the Trustee, the Initial Purchasers, the Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a United States of America corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections and (b) not later than 45 days after the end of each fiscal quarter of the Company, the Company shall issue a press release setting forth a summary of the results of operations of the Company for such fiscal quarter and shall publish such press release on one of the following national business and financial wire services: Dow Jones News Service, Reuters Financial

Service, Bloomberg News, PR Newswire or Business Wire. Thereafter, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a United States of America corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company
                                           --------  -------
shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

          SECTION 4.03. Limitation on Indebtedness.  (a) The Company shall not,
                        --------------------------
and shall not permit any Restricted Subsidiary to, Incur any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds
2.00 to 1.00.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (1) Indebtedness Incurred pursuant to the New Acquisition Credit Facility; provided, however, that, after giving effect to any such
               --------  -------
     Incurrence, the aggregate principal amount of such Indebtedness then out standing thereunder does not exceed the difference between (i) $35 million
                                                                 -
     and (ii) the aggregate amount of all scheduled or otherwise mandatory
          --
     permanent repayments (but not optional repayments) of principal actually made thereunder since the Issue Date;

          (2) Indebtedness Incurred pursuant to the New Revolving Credit Facility; provided, however, that, after giving effect to any such
               --------  -------
     Incurrence, the aggregate principal amount of such Indebtedness then out standing thereunder does not exceed the greater of (i) the difference
                                                         -
     between (a) $30 million less any Indebtedness Incurred under clause (14)
              -
     and (b) the aggregate amount of all repayments (whether scheduled,
          -
     otherwise mandatory or optional) of principal actually made thereunder since the Issue Date to the extent that the corresponding commitments have been permanently reduced and (ii) the sum of (x) 50% of the value of the
                                   --              -
     eligible inventory of the Company and its Restricted Subsidiaries under the New Revolving Credit Facility and (y) 80% of the value of the eligible
                                        -
     accounts receivable of the Company and its Restricted Subsidiaries under the New Revolving Credit Facility, in each case determined in accordance with GAAP;

          (3)  Indebtedness of (A) the Company owing to and held by any
                                -
     Restricted Subsidiary or (B) a Wholly Owned Subsidiary owing to and held by
                               -
     the Company or a Restricted Subsidiary; provided, however, that (x) in the
                                             --------  -------        -
     case of clause (A), any such Indebtedness is subordinated to the Notes,
     (y) in the case of clause (B), any subsequent issuance or transfer of any
      -
     Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof and (z) in the case of clause
                                                     -
     (B), any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (4)  Indebtedness represented by the Notes and the Subsidiary
     Guaranties;

          (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3));

          (6) Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (4), (5), (7) or this clause (6) or Incurred pursuant to paragraph (a);

          (7) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company);

          (8) Indebtedness of foreign Restricted Subsidiaries, and any Refinancing Indebtedness thereof; provided, however, that the aggregate
                                       --------  -------
     principal amount
     of such Indebtedness at any time outstanding does not exceed $10 million;

          (9) Indebtedness in respect of performance bonds, completion guarantees, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

          (10) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of
                                     --------  -------
     Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (11) Purchase Money Indebtedness, and any Refinancing Indebtedness thereof, and Capital Lease Obligations Incurred to finance the acquisition by the Company or a Restricted Subsidiary of any assets in the ordinary course of business; provided, however, that the aggregate principal amount
                         --------  -------
     of such Indebtedness at any time outstanding shall not exceed $10 million;

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft of similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within five Business Days of Incurrence;

          (13) Indebtedness of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn out or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (14) Indebtedness Incurred pursuant to any Permitted Receivables Financing;

          (15) Guarantees by the Company or any Wholly Owned Subsidiary of Indebtedness of the Company or any Wholly Owned Subsidiary that was permitted to be Incurred under another provision of this Section 4.03; and

          (16) Indebtedness, and any Refinancing Indebtedness thereof, in an aggregate principal amount which, together with all other Indebtedness (other than Indebtedness permitted by clauses (1) through (15) or paragraph
     (a)) of the Company and the Restricted Subsidiaries outstanding on the date of Incurrence of such Indebtedness, does not exceed $10 million.

          (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance (i) any Subordinated Obligations unless (1) such
                          -                                       -
Indebtedness shall be subordinated to the Notes and the Subsidiary Guaranties, as applicable, to at least the same extent as such Subordinated Obligations or
(2) a Restricted Payment in an amount equal to the principal amount of such
 -
Indebtedness could be made under Section 4.04(a) (but not Section 4.04(b)) or
(ii) any Senior Subordinated Indebtedness unless (1) such Indebtedness shall be
 --                                               -
Senior Subordinated Indebtedness or shall be subordinated to the Notes and the Subsidiary Guaranties, as applicable, or (2) a Restricted Payment in an amount
                                          -
equal to the principal amount of such Indebtedness could be made under Section 4.04(a) (but not Section 4.04(b)); provided, however, that in the case of each
                                   --------  -------
such Refinancing pursuant to Section 4.03(c)(i)(2) or to Section 4.03(c)(ii)(2), the principal amount of such Indebtedness shall be included in the calculation of the amount of Restricted Payments.

          (d)  For purposes of determining compliance with this Section 4.03,
(i) in the event that an item of Indebtedness meets the criteria of more than
 -
one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 4.03 and
(ii) an item of Indebtedness may be divided and classified in more than one of
 --
the types of Indebtedness described in this Section 4.03.

          (e) Notwithstanding Sections 4.03(a) and 4.03(b), the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur (i) any
                                                              -
Indebtedness if such Indebted ness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness
                 --
of the Company or such Subsidiary Guarantor, as applicable, unless contemporaneously therewith effective provision is made to secure the Notes or the Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

          SECTION 4.04. Limitation on Restricted Payments. (a)  The Company
                        ---------------------------------
shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing or would result therefrom;

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any payments made in property other than in cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date (including any amount included in the calculation of the amount of Restricted Payments pursuant to Section 4.03(c)) would exceed the sum of:

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to this Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) and other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly (including being liable to make cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness), unless such Indebtedness has been repaid with cash on or prior to the date of determination);

               (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (D) an amount equal to the sum of (i) the net reduction in
                                                  -
          Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets by any Unrestricted Subsidiary to the Company or any Restricted Subsidiary, or the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any portion of the Capital Stock of any Unrestricted Subsidiary, in each case occurring subsequent to the Issue Date, and (ii) the portion
                                                            --
          (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not
                      --------  -------
          exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

               (E) $5 million.

               (b) The provisions of Section 4.04(a) shall not prohibit:

               (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by the
          Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly (including being liable to make cash contributions to such plan or trust which are used to pay interest or principal on such Indebted ness), unless such Indebtedness has been repaid with cash on or prior to the date of determination); provided, however, that (A)
                                                  --------  -------        -
          such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds
                                                    -
          from such sale shall be excluded from the calculation of amounts under
          Section 4.04(a)(3)(B);

               (ii)  any purchase or redemption of (A) Subordinated Obligations
                                                    -
          of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Sections 4.03(b) and 4.03(c) or
          (B) Subordinated Obligations of a Restricted Subsidiary made by
           -
          exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to Sections 4.03(b) and 4.03(c); provided, however, that, except as otherwise required by
                   --------  -------
          Section 4.03(c), such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

               (iii) any purchase or redemption of (A) Disqualified Stock of the
                                                    -
          Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or
          (B) Disqualified Stock of a Restricted Subsidiary made by exchange
           -
          for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company; provided, however, that such purchase or redemption will be excluded
          --------  -------
          from the calculation of the amount of Restricted Payments;

               (iv)  payments on the Issue Date of (A) $13.2 million to Holdings
                                                    -
          to be used by Holdings to redeem a portion of the outstanding Holdings' Series A Preferred Stock and (B) $16.6 million to the
                                                  -
          holders of the Existing Subordinated Notes for redemption of the Existing Subordinated Notes and the call premium thereon; provided,
                                                                    --------
          however, that such payments will be excluded from the calculation of
          -------
          the amount of Restricted Payments;

               (v) payments to Holdings to enable Holdings to pay cash interest on the Senior Discount Notes, as and when the same shall become due and payable; provided, however, that (A) Holdings shall not
                                  --------  -------        -
          have the right to pay such interest in kind (including, without limitation, in the form of additional notes) or otherwise to defer the payment of such interest in cash, (B) no such payment shall be made
                                             -
          prior to the fifth anniversary of the Issue Date, (C) at the time of
                                                             -
          payment, no

          Default or Event of Default shall have occurred and be continuing or would result therefrom, (D) the Company would be able to Incur an
                                   -
          additional $1.00 of Indebtedness pursuant to Section 4.03(a) after giving pro forma effect to such Restricted Payment and (E) such
                                                                  -
          payments will be excluded in the calculation of the amount of Restricted Payments;

               (vi) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.09 (including the purchase of all Notes tendered), any purchase or redemption of Subordinated Obligations of the Company pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon and liquidated damages, if any; provided, however, that (A) at
                                                  --------  -------        -
          the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing or would result there from, (B) the Company would be able to Incur an additional $1.00 of
                 -
          Indebtedness pursuant to Section 4.03(a) after giving pro forma effect to such Restricted Payment, (C) such purchase or redemption is not
                                       -
          made, directly or indirectly, from the proceeds of (or made in anticipation of) any Issuance of Indebtedness by the Company or any Subsidiary and (D) such purchase or redemption will be included in the
                          -
          calculation of the amount of Restricted Payments;

               (vii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such
                                                --------  -------
          dividend shall be included in the calculation of the amount of Restricted Payments;

               (viii) payments in amounts required to permit Holdings to redeem or repurchase Capital Stock of Holdings from existing or former employees or management of the Company or any Subsidiary or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees and in each case approved by the Board of Directors; provided, however, that at the time of such payment, no Default or
          --------  -------
          Event of Default shall have occurred and be continuing or would result therefrom; and provided further, however, that such redemptions or
                         -------- -------  -------
          repurchases shall not exceed an aggregate amount equal to the sum of
          (A) $2.0 million and (B) the amount of any proceeds to the Company
           -                    -
          from (1) sales of Capital Stock of Holdings to management employees
                -
          subsequent to the Issue Date and (2) any "key-man" life insurance
                                            -
          policies which are used to make such redemptions or repurchases; and provided further, however, that (x) such payments (other than payments
          -------- -------  -------        -
          from the proceeds of any "key-man" life insurance policies) will be included in the calculation of the amount of Restricted Payments, (y)
                                                                             -
          such payments from the proceeds of any "key-man" life insurance policies will be excluded in the calculation of the amount of Restricted Payments and (z) the cancellation of Indebtedness owing to
                                   -
          the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of Holdings by the Company will be excluded in the calculation of the amount of Restricted Payments;

               (ix) loans and advances made after the Issue Date to employees or directors of the Company or any Subsidiary the proceeds of which are used to purchase Capital Stock of Holdings; provided, however,
                                                          --------  -------
          that the aggregate principal amount of such loans and advances shall not exceed $2 million at any time outstanding; and provided further,
                                                             -------- -------
          however, that such loans and advances will be included in the
          -------
          calculation of the amount of Restricted Payments to the extent not repaid;

               (x) payments to Holdings in amount equal to the sum (without duplication) of (A) federal, state, local and foreign Taxes measured
                           -
          by income for which Holdings is liable up to an amount not to exceed with respect to such federal Taxes the amount of any such Taxes which the Company would have been required to pay on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state or local law) of which it were the common parent, and with respect to such state, local and foreign Taxes, on a combined, unitary or similar basis if the Company had filed a combined, unitary or similar return on behalf of an affiliated group consisting only of the Company and its Subsidiaries, (B) any
                                                                -
          franchise Taxes (not including Taxes measured by income) required to maintain Holdings' legal existence (but not by virtue of owning stock of any company other than the Company), (C) any other Taxes imposed on
                                                   -
          Holdings to the extent such Taxes are attributable to the activities or operations of the Company or any of its Subsidiaries or to Holdings' investment in the Company or any of its Subsidiaries or to Holdings' receipt of any payments or income from the Company or any of its Subsidiaries and (D) any costs or expenses attributable to the
                                -
          preparation and filing of returns in respect of Taxes described in clauses (A) through (C) of this Section 4.04(b)(x) and any related examinations, audits, contests or proceedings; provided, however, that
                                                         --------  -------
          such payments will be excluded in the calculation of the amount of Restricted Payments;

               (xi) payments on the Issue Date of up to $2.3 million as cash compensation to certain members of management of the Company in connection with the Transactions; and

               (xii) repurchases of Capital Stock of Holdings by the Company or a Restricted Subsidiary deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such payments will be excluded
                         --------  -------
          in the calculation of the amount of Restricted Payments.

          SECTION 4.05. Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Restricted Subsidiaries.  The Company shall not, and shall not permit any
-----------------------
Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction (other than pursuant to the New Credit Facility) on the ability of any Restricted Subsidiary
(a) to pay dividends or make any other distributions on its Capital Stock to the
 -
Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) to make any loans or advances to the Company or (c) to transfer any of its
 -                                                   -
property or assets to the Company, except:

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, without limitation, the New Credit Facility, the Senior Discount Indenture and this Indenture);

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred to provide all or any portion of the funds used to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions
                   --------  -------
     with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Holder in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

          (iv)  in the case of Section 4.05(c), any encumbrance or restriction
     (A) that restricts in a customary manner the subletting, assignment or
      -
     transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, including restrictions on assignment, (B) by virtue of
                                                               -
     any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in
                                                             -
     mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions
                                      -
     restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

          (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (vi) any encumbrance or restriction with respect to any Receivables Subsidiary pursuant to an agreement related to Indebtedness of the Receivables Subsidiary which is permitted under Section 4.03 or pursuant to any agreement relating to a Financing Disposition to or by the Receivables Subsidiary;

          (vii) any encumbrance or restriction contained in any agreement or instrument governing Indebtedness (whether or not outstanding) of foreign Restricted Subsidiaries if such Indebtedness is permitted under Section 4.03(b)(8); provided, however, that any such restrictions are ordinary and
                 --------  -------
     customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances); and

          (viii) any customary encumbrance or restriction imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale.

          SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.
                         --------------------------------------------------
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. In the event and to the extent that the aggregate Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Issue Date and not applied pursuant to clause (i) or (ii) below exceeds $5 million, then the Company or such Restricted Subsidiary shall (i) within 360 days after
                                                      -
the date such Net Available Cash so received exceeds $5
million and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (A) apply an amount equal
                                                       -
to such excess Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest
                                                                     -
(or enter into a binding commitment to invest; provided, however, that such
                                               --------  -------
commitment shall be subject only to customary conditions (other than financing) and such investment shall be consummated within 180 days after the end of such 360-day period) an amount equal to such Net Available Cash not applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (ii) apply such excess Net
                                                   --
Available Cash (to the extent not applied pursuant to clause (i)) as provided in paragraphs (b) through (f) of this Section 4.06; provided, however, that in
                                                 --------  -------
connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of such excess Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net
                          ---------------
Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments.

          (b) If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer totals at least $5 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to Section 4.06(a)(i) (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the holders thereof on a
              ---------------------
pro rata basis an aggregate principal amount of Notes and other pari passu debt
                                                                ----------
obligations subject to a similar covenant (collectively, the "pari passu Notes")
                                                              ----------------
equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes and pari passu Notes, plus, in each case, accrued interest and liquidated
          ---- -----
damages, if any, to the date of purchase (the "Excess Proceeds Payment"). Upon
                                               -----------------------
completion of an Excess Proceeds Offer, the
amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer (including payment of the purchase price for Notes and pari passu
                                                                      ---- -----
Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by this Indenture).

          (c) If the aggregate principal amount (or accreted value, as applicable) of Notes and pari passu Notes validly tendered and not withdrawn in
                         ---- -----
connection with an Excess Proceeds Offer exceeds the Excess Proceeds available therefor, such Excess Proceeds will be apportioned between the Notes and such pari passu Notes, with the portion of such Excess Proceeds payable in respect of
---- -----
the Notes equal to the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount (or accreted value, as applicable) of the relevant pari passu Notes.
         ---- -----

          (d) For the purposes of this Section 4.06, the following are deemed to be cash: (i) the assumption of Senior Indebtedness of the Company or any
          -
Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities received by the Company or any Restricted
                 --
Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; provided, however, that any Designated
                                      --------  -------
Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this proviso that is at that time outstanding, not to exceed $5 million (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this Section 4.06(d).

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in the event that Excess Proceeds are received by the Company and the Company is required to repurchase Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue hereof.

          (f) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Excess Proceeds Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have such Holder's Notes purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase
                                                                       --------
Date") and shall contain such information concerning the business of the Company
----
which the Company in good faith believes will enable such Holders to make an informed decision (which will include (i) a description of material developments
                                       -
in the Company's business subsequent to the date of the latest reports furnished by the Company to the Holders pursuant to Section 4.02 and (ii) if material,
                                                            --
appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Excess Proceeds Offer, together with the information required to be provided pursuant to Section 4.06(f)(2).

          (2) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee pursuant to Section 4.06(f)(1) above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the
                                                                         -
amount of the Excess Proceeds Offer (the "Offer Amount"), (ii) the allocation of
                                          ------------     --
the Net Available Cash from the Asset Dispositions pursuant to which such Excess Proceeds Offer is being made and (iii) the compliance of such allocation with
                                  ---
the provisions of Section 4.06(a). On or prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06(f). Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "Offer
                                                                  -----
Period"), the Company shall deliver to the Trustee for cancellation the Notes or
------
portions thereof which have been properly tendered to and are to be accepted by the Company.

The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with Section 4.06(b).

          (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          SECTION 4.07.  Limitation on Affiliate Transactions.  (a)  The Company
                         -------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (1) the
                                       ---------------------           -
terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arms-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an
                               -
amount in excess of $1 million, the terms of such Affiliate Transaction (i) are
                                                                         -
set forth in writing, (ii) comply with clause (1) and (iii) have been approved
                       --                              ---
by a majority of the disinterested members of the Board of Directors and (3) if
                                                                          -
such Affiliate Transaction involves an amount in excess of $10 million, the terms of such Affiliate Transaction (i) comply with clause (2) and (ii) have
                                     -                              --
been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any
                                                                    -
Restricted Payment permitted to be made pursuant to Section 4.04, (ii) any
                                                                   --
issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar
                                     ---
rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or
                                                                    --
advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $2 million in the aggregate outstanding at any time, (v) fees, compensation or employee benefit
                                    -
arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business, (vi) any Affiliate Transaction between the Company and a Restricted
           --
Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company), (vii) transactions with a Receivables Subsidiary pursuant to any
           ---
Permitted Receivables Financing, (viii) any payment under Section 1.b or 1.d of
                                  ----
the Management Agreement not to exceed $300,000 in any fiscal year; provided,
                                                                    --------
however, that (1) at the time of such payment no Default or Event of Default
-------        -
shall have occurred and be continuing or would result therefrom, and the Consolidated Coverage Ratio shall exceed 1.50 to 1.00 and (2) any such payment shall accrue if not paid pursuant to the foregoing clause (1), or (ix) any
                                                                   --
payment under the Management Agreement other than under Section 1.b or 1.d thereof.

          SECTION 4.08.  Limitation on the Issuance or Sale of Capital Stock of
                         ------------------------------------------------------
Restricted Subsidiaries.  The Company (i) shall not, and shall not permit any
-----------------------                -
Restricted Subsidiary to, sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, other than pledges of Capital Stock securing Designated Senior Indebtedness or other than to the Company or a Wholly Owned Subsidiary and (ii) shall not permit any Restricted
                                          --
Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than to the Company or a Wholly Owned Subsidiary; in each case unless (x) immediately after giving effect to such
                                 -
sale, pledge, hypothecation or other disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary and (y) the proceeds of any
                                                        -
such sale of Capital Stock are treated as Net Available Cash from an Asset Disposition and are applied in accordance with the terms of Section 4.06; provided, however, that this Section 4.08 shall not prohibit (A) the sale of all
--------  -------                                             -
of the Capital Stock of any Restricted Subsidiary, (B) the sale, pledge,
                                                    -
hypothecation or other disposition of Preferred Stock of a Subsidiary in compliance with Section 4.03 or (C) the issuance or sale of any Preferred Stock
                                 -
of a Restricted Subsidiary if such issuance or sale would be in compliance with
Section 4.03.

          SECTION 4.09.  Change of Control.  (a)  Upon the occurrence of a
                         -----------------
Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of Section 4.09(b).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

          (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

     Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

          (c) On the purchase date, all Notes purchased by the Company under this Section 4.09 shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and liquidated damages, if any, to the Holders entitled thereto.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

          SECTION 4.10.  Limitation on Liens.  The Company shall not, and shall
                         -------------------
not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or subordinated to the Notes or
                                ---- -----
any Subsidiary Guaranty unless (i) if such Lien secures Indebtedness that ranks
                                -
pari passu with the Notes or any Subsidiary Guaranty, the Notes are secured on
---- -----
an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures
                                                   --
Indebtedness that is subordinated to the Notes or any Subsidiary Guaranty, such Lien shall be subordinated to a Lien granted to the holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Note or any Subsidiary Guaranty.

          SECTION 4.11.  Compliance Certificate.  (a)   The Company shall
                         ----------------------
deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) The Company shall deliver to the Trustee and the Representative as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.12.  Further Instruments and Acts.  Upon request of the
                         ----------------------------
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.13.  Future Guarantors.  After the Issue Date, the Company
                         -----------------
may cause any Restricted Subsidiary, and will cause each Domestic Restricted Subsidiary, in each case that is a Material Subsidiary (whether currently existing, newly acquired or created), to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the obligations of the Company under the Notes and this Indenture, as provided for in Article 11.

          SECTION 4.14.  Maintenance of Office or Agency. The Company shall
                         -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where (i) the Notes may be surrendered for registration of transfer or exchange,
       -
(ii) the Notes may be presented for payment and (iii) notices and demands to or
 --                                              ---
upon the Company or any Subsidiary Guarantor in respect of the Notes, the Subsidiary Guaranties and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's Corporate Trust Office as set forth in Section 13.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                                       --------
however, that no such designation or rescission shall in any manner relieve the
-------
Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Trustee's Corporate Trust Office as such office of the Company in accordance with this Section 4.14.

          SECTION 4.15.  Corporate Existence.  Subject to Article 5, the Company
                         -------------------
shall do or cause to be done all things necessary to, and shall cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate, partnership or limited liability company existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries
              --------  -------
shall not be required to preserve any such existence (in the case of Subsidiaries), rights, licenses or franchises if (x) the Company shall
                                                  -
reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or
(y) the loss thereof is not materially adverse to the Company and its
 -
Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder; provided further, however, that the foregoing
                                   -------- -------  -------
shall not prohibit the sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

          SECTION 4.16.  Payment of Taxes.  The Company shall timely pay or
                         ----------------
discharge, or cause to be paid or discharged, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary (not including any such taxes or charges levied or imposed solely on Holdings); provided, however, that the Company shall not be required to pay or discharge or
--------  -------
cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which adequate provision (in the good faith judgment of management of the Company) has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders or is not materially adverse to the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.


                                   ARTICLE 5

                               Successor Company

          SECTION 5.01.  When Company May Merge or Transfer Assets.  The Company
                         -----------------------------------------
shall not consolidate with or merge
with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

          (i)   the resulting, surviving or transferee Person (the "Successor
                                                                    ---------
     Company") shall be a Person organized and existing under the laws of the
     -------
     United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary of the Successor Company at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

          (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

          Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into, or transfer all or part of its properties and assets to, the Company.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but in the case of a conveyance, transfer or lease of all or substantially all of the assets of the Company, the Company shall not be released from the obligation to pay the principal of and interest and liquidated damages, if any, on the Notes.

          SECTION 5.02.  When a Subsidiary Guarantor May Merge or Transfer
                         -------------------------------------------------
Assets. (a) The Company shall not permit any Subsidiary Guarantor to consolidate
------
with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a supplemental indenture in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty;

          (ii) immediately after giving effect to such consolidation, merger, conveyance, transfer or lease on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

          (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and any resultant necessary amendment or amendments to this Indenture, if any, comply with this Indenture.

          (b) The provisions of Sections 5.02(a)(i) and 5.02(a)(iii) shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of Section 4.06 with respect to any such consolidation, merger, conveyance, transfer or lease on the part of the applicable Subsidiary Guarantor.

                                   ARTICLE 6

                             Defaults and Remedies

           SECTION 6.01. Events of Default.  An "Event of Default" is:
                         -----------------       ----------------

          (i) a default in payment of interest and liquidated damages, if any, on any Note when due (whether or not such payment is prohibited by Articles 10 and 12), continued for 30 days;

          (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by Articles 10 and 12);

          (iii) the failure by the Company to comply with its obligations under
     Section 4.04 or 4.09 or Article 5;

          (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under Section 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.10 or 4.13 (other than a failure to purchase Notes when required under Section 4.06);

          (v) the failure by the Company to comply for 60 days after notice with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (i), (ii), (iii) and (iv) above);

          (vi) the failure by the Company or any Material Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 Business Days after notice;

          (vii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (A) commences a voluntary case,

                 (B) consents to the entry of an order for relief against it in an involuntary case,

                 (C) consents to the appointment of a Custodian of it or for any substantial part of its property,

                 (D) makes a general assignment for the benefit of its creditors or

                 (E) takes any comparable action under any foreign laws;

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against the Company or any Material Subsidiary in an involuntary case,

                 (B) appoints a Custodian of the Company or any Material Subsidiary or for any substantial part of its property,

                 (C) orders the winding up or liquidation of the Company or any Material Subsidiary or

                 (D) any similar relief is granted with respect to the Company or any Material Subsidiary under any foreign laws,

          and in each such case the order or decree remains unstayed and in effect for 60 days;

          (ix) the rendering of any judgment or decree for the payment of money in excess of $10 million against the Company or a Material Subsidiary, if such judgment or decree remains outstanding for a period of 60 days and is not discharged, waived or stayed within 10 Business Days after notice;

          (x) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty and Article 11) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such Default continues for 30 days; or

          (xi) the failure by any Subsidiary Guarantor to comply with its obligations under any Subsidiary

     Guaranty to which such Subsidiary Guarantor is a party, after any applicable grace period.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          Notwithstanding the foregoing a default under clause (iv) or (v) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default" (and, if given by the Holders, a copy of such notice
      -----------------
shall also be given to the Trustee).

          SECTION 6.02.  Acceleration.  If an Event of Default occurs and is
                         ------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, after giving 10 Business Days' notice to the holders of all Designated Senior Indebtedness and the Representative (provided, however, that no such notice need be given if, at such time (i) prior
---------  -------                                                      -
to the date on which the Bank Indebtedness has been repaid in full in cash, payment of any Bank Indebtedness shall have been accelerated or (ii) on or after
                                                                 --
the date on which the Bank Indebtedness has been repaid in full in cash, payment of any Designated Senior Indebtedness shall have been accelerated), declare the principal of, and accrued but unpaid interest and liquidated damages, if any, on, all the Notes to be due and payable. Upon such a declaration, such principal, interest and liquidated damages shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of, and interest and liquidated damages, if any, on, all the Notes will ipso facto
                                                                ---- -----
become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders rescind any such acceleration with respect to the Notes and its consequences.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest or liquidated damages, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in
                         -----------------------
aggregate principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences, except (i) a Default in the payment of
                                               -
the principal of, or interest or liquidated damages, if any, on, a Note or (ii)
                                                                            --
a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other
Default or impair any consequent right.

          SECTION 6.05.  Control by Majority.  Subject to Section 7.02, the
                         -------------------
Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by
--------  -------
the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits.  Except to enforce the right to
                         -------------------
receive payment of principal, premium, interest or liquidated damages, if any, when due, a

Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes have made a written request to the Trustee to pursue the remedy;

          (3) such Holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount of the Notes have not given the Trustee a written direction that in the opinion of the Trustee is inconsistent with the written request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest and liquidated damages, if any, on, the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         --------------------------
specified in Section 6.01(i) or 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file
                         --------------------------------
such proofs of claim and other papers
or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10.  Priorities.  If the Trustee collects any money or
                         ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Company to the extent required by Articles 10 and 12;

          THIRD: to Noteholders for amounts due and unpaid on the Notes for principal, interest and liquidated damages, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and liquidated damages, respectively; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

          SECTION 6.12.  Waiver of Stay or Extension Laws. The Company (to the
                         --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee

          SECTION 7.01.  Duties of Trustee.  (a)  The duties and
                         -----------------
responsibilities of the Trustee shall be as provided by the TIA and this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the require-ments of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, or take any action at the request or direction of the Holders if it shall have reasonable grounds to believe that repayment of such funds or reasonable indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

           SECTION 7.02.   Rights of Trustee.  Subject to the provisions of
                           -----------------
Section 315 of the TIA:

          (a) The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents, attorneys, custodians and nominees and shall not be responsible for the misconduct or negligence of any agent attorney, custodian and/or nominee appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful
        --------  -------
misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company addressed to the Trustee shall be sufficiently evidenced by a writing signed in the name of the Company by a Company Officer and any resolution of the Board of Directors shall be sufficiently evidenced by a resolution of the Board of Directors.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by the Trustee in the event that it acts in compliance with such request or direction.

          (h) In the event that the Trustee is also acting as Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Paying Agent or Registrar.

          (i) The Trustee shall not be charged with knowledge of any Default of Event of Default unless either (i) a Trust Officer shall have actual knowledge
                                -
of such Default or Event of Default or (ii) written notice of such Default or
                                        --
Event of Default shall have been given to the Trustee by the Company or any Holder.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company and its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults.  If a Default occurs and is
                         ------------------
continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Noteholder and the Representative notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of principal of, or interest or liquidated damages on, any Note, the Trustee may withhold the notice to the Noteholders if and so long as a committee of Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

          SECTION 7.06.  Reports by Trustee to Holders.  As promptly as
                         -----------------------------
practicable after each May 15 beginning with May 15, 1999, and in any event prior to June 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with Section 313(a) of the TIA. The Trustee also shall comply with Section 313(b) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with Section 313(d) of the TIA. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         --------------------------
the Trustee promptly upon request from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include, without limitation, the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and other persons not regularly in its employ. The Company shall indemnify and hold harmless the Trustee and its officers, directors, agents and employees against any and all loss, liability or expense (including attorneys' fees, expenses, disbursements, and advances) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, and interest and liquidated damages on, particular Notes.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          The Company shall comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

          SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any
                         ----------------------
time by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 or Section 7.12;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee reasonably satisfactory to the Company or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee provided that such transferee corporation shall be eligible under this Article 7 to serve as Trustee hereunder.

          If, at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and if at that time, any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         -----------------------------
all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condi-
tion. The Trustee shall comply with Section 310(b) of the TIA; provided,
                                                               --------
however, that there shall be excluded from the operation of Section 310(b)(1) of
-------
the TIA any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         -------------------------------------------------
Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

          SECTION 7.12.  Conflicting Interests.  If the Trustee has or shall
                         ---------------------
acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a Trustee under this Indenture with respect to the Notes.


                                   ARTICLE 8

                      Discharge of Indenture; Defeasance

          SECTION 8.01.  Discharge of Liability on Notes; Defeasance.  (a)  When
                         -------------------------------------------
(i) the Company delivers to the Trustee all outstanding Notes (other than Notes
 -
replaced pursuant to Section 2.06) for cancellation or (ii) all out standing
                                                        --
Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest and liquidated damages, if any, thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal
           -                                                           -----
defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04,
-----------------       --
4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.13, 5.01(iii) and 5.01(iv) and the
operation of Sections 6.01(vi), 6.01(vii), 6.01(viii) and 6.01(ix) (but, in the case of Sections 6.01(vii) and 6.01(viii), with respect only to Material Subsidiaries) ("covenant defeasance option"). The Company may exercise its
                --------------------------
legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(iii), 6.01(iv), 6.01(vi), 6.01(vii), 6.01(viii) and 6.01(ix) (but, in the case of Sections 6.01(iii), not with respect to an Event of Default under Sections 5.01(i) or 5.02(ii), and in the case of Sections 6.01(vii) and 6.01(viii), with respect only to Material Subsidiaries). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding Sections 8.01(a) and 8.01(b), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.04, 8.05 and 8.06
shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  The Company may exercise its
                         ------------------------
legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Notes to redemption or maturity, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that such deposits by the Company will provide cash at such times and in such amounts as will be sufficient to pay principal, interest and liquidated damages when due on all the Notes to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of such 123-day period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10,

          (5) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company
                                                                  -
     has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date there has been a change in
                           --
     the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) shall confirm that, the Noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

          (6) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) to the effect that the Noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

          (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, and discharge of the Notes as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in
                         --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and interest and liquidated damages, if any, on the Notes. Money and securities so held in trust are not subject to
Article 10.

          SECTION 8.04.  Repayment to Company.  The Trustee and the Paying Agent
                         --------------------
shall promptly turn over to the Company upon written request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, or interest or liquidated damages, if any, on, the Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money shall look to the Company for payment as general unsecured creditors.

          SECTION 8.05.  Indemnity for Government Obligations.  The Company
                         -------------------------------------
shall pay and shall fully indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations. This section shall survive the termination or resignation of the Trustee.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         -------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S.

Government Obligations in accordance with this Article 8; provided, however,
                                                          --------  -------
that, if the Company has made any payment of principal of, or interest or liquidated damages on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                  Amendments

          SECTION 9.01.   Without Consent of Holders. Notwithstanding Section
                          --------------------------
9.02, except as set forth below in this Section 9.01, the Company and the Trustee may amend or supplement this Indenture, any supplemental indenture executed pursuant to Article 11 or the Notes without notice to or consent of any
Noteholder:

          (a)  to cure any ambiguity, omission, defect or inconsistency;

          (b) to provide for assumption by a successor of the obligations of the Company under the Indenture in accordance with Article 5;

          (c)  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are
                            --------  -------
     issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (d) to add Guarantees with respect to the Notes or to release Subsidiary Guarantors when permitted by the terms hereof or to secure the Notes;

          (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (f) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

          (g) to make any change that does not adversely affect the rights of any Noteholder.

          An amendment or supplement to this Indenture under this Section 9.01 may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness then outstanding unless the Representative consents to such change.

          After an amendment or supplement to this Indenture under this Section
9.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment or supplement to this Indenture. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          Upon the written request of the Company, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.02.   With Consent of Holders.  Except as set forth below in
                          -----------------------
this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, any supplemental indenture executed pursuant to Article 11 or the Notes without notice to any Noteholders but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each Noteholder affected thereby, an amendment may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the amount of Notes whose Holders must consent to an amendment;

          (ii) reduce the rate of or extend the time for payment of interest on any Note;

          (iii) reduce the principal of, or extend the Stated Maturity of, any Note;

          (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed in accordance with Article 3,

          (v) reduce the liquidated damages on the Notes, or change the time of payment thereof, as provided in the Registration Agreement;

          (vi) make any Note payable in money other than that stated in the Note;

          (vii) impair the right of any Holder to receive payment of principal of, and interest and liquidated damages, if any, on, such Holder's Notes or any Subsidiary Guaranty on or after the due date therefor or to institute suit for enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty; or

          (viii) make any change in Section 6.04 or 6.07 or this second sentence of this Section 9.02.

          In addition, any amendment or supplement to the provisions of Article 10 or 12 or this sentence shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          An amendment or supplement to this Indenture under this Section 9.02 may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness then outstanding unless the Representative consents to such change.

          After an amendment or supplement to this Indenture under this Section
9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment or supplement to this Indenture. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          Upon the written request of the Company, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.03.   Compliance with Trust Indenture Act.  Every amendment
                          -----------------------------------
or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04.   Revocation and Effect of Consents and Waivers.  A
                          ---------------------------------------------
consent to an amendment or supplement to or waiver of this Indenture by a Holder of a Note shall bind such Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke any consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the applicable amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder. An amendment, supplement or waiver becomes effective upon the execution of such amendment, supplement or waiver by the Company and the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in the second sentence of the first paragraph of
Section 9.02 or the second paragraph of Section 9.02, in which case the amendment, supplement or waiver shall bind only those Noteholders which consented to it and every subsequent Holder of a Note or portion thereof which evidences the same debt as a consenting Holder's Note.

          SECTION 9.05.   Notation on or Exchange of Notes. If an amendment,
                          --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may, but shall not be required to, require the Holder of such Note to deliver it to the Trustee, and the Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for such Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.06.   Trustee To Sign Amendments. The Trustee shall sign any
                          --------------------------
amendment, supplement or waiver authorized pursuant to this Article 9 if such amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.


                                  ARTICLE 10

                                 Subordination

          SECTION 10.01.  Agreement To Subordinate. The Company agrees, and each
                          ------------------------
Noteholder by accepting a Note agrees, that payment of all Note Obligations is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred, including the "Obligations" of the Company under and as defined in the New Credit Facility, and that the subordination is for the benefit of, and enforceable by, the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated
              ---- -----

Indebtedness of the Company and only Senior Indebtedness of the Company shall rank senior to the Note Obligations in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

          SECTION 10.02.  Liquidation, Dissolution, Bankruptcy. Upon any payment
                          ------------------------------------
or distribution of the assets of the Company upon a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders shall be entitled to receive any payment of Note Obligations; and

          (2) until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for this
     Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebted ness, of the Company to at least the same extent as the Notes.

          SECTION 10.03.  Default on Senior Indebtedness. The Company may not
                          ------------------------------
pay any Note Obligation or make any deposit pursuant to Article 8 and may not repurchase, redeem or otherwise retire any Notes or other Note Obligations (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid in
                -------------       -
full in cash when due, whether at maturity, upon any redemption, by acceleration or otherwise, or (ii) any other default on any Senior Indebtedness occurs and
                  --
the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any
                                -
such acceleration has been rescinded or (y) such Senior Indebtedness has been
                                         -
paid in full in cash; provided, however, that the Company may pay the Notes
                      --------  -------
without regard to the foregoing if the Company and the Trustee receive written notice expressly approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or

(ii) of the preceding sentence) with respect to any Designated Senior Indebtedness, the Company may not pay the Notes for a period (a "Payment
                                                                 -------
Blockage Period") commencing upon the receipt by the Trustee (with a copy to the
---------------
Company) of written notice (a "Blockage Notice") of such default from the
                               ---------------
Representative specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person
            -
or Persons who gave such Blockage Notice, (b) because the default giving rise to
                                           -
such Blockage Notice is no longer continuing or (c) because such Designated
                                                 -
Senior Indebtedness has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness have, or the Representative has, accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, and there must be a consecutive 181-day period during any consecutive 360-day period during which no Payment Blockage Period is in effect.

          SECTION 10.04  Acceleration of Payment of Notes. If an Event of
                         --------------------------------
Default shall have occurred and be continuing (other than an Event of Default pursuant to Section 6.01(vii) or 6.01(viii)) and the Trustee or the Holders shall elect to accelerate the Notes, then the Trustee or the Holders of the Notes electing to accelerate the Notes pursuant to Section 6.02 shall give the Representative at least 10 Business Days' prior written notice before accelerating the Notes, which notice shall state that it is a "Notice of Intent
                                                               ----------------
to Accelerate"; provided, however, that the Trustee or the Holders may so
-------------   --------  -------
accelerate the Notes immediately without such notice if, at such time (i) prior
                                                                       -
to the date on which the Bank Indebtedness has been repaid in full in cash, payment of any Bank Indebtedness shall have been accelerated or (ii) on or
                                                                 --
after the date on which Bank Indebtedness has been repaid in full in cash, payment of any Designated Senior Indebtedness shall have been accelerated. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative of the acceleration and, thereafter, the Company and the Subsidiary Guarantors may pay the Notes only if the Indenture otherwise permits payment at that time.

          SECTION 10.05.  When Distribution Must Be Paid Over.  If a payment or
                          -----------------------------------
distribution is made to Noteholders that due to the provisions of this Article 10 should not have been made to them, the Noteholders who receive the payment or distribution shall hold it in trust for holders of the relevant Senior Indebtedness of the Company and pay it over to the Representative for the benefit of the holders of Bank Indebtedness until the date on which the Bank Indebtedness has been repaid in full in cash and thereafter to the other holders of Senior Indebtedness as their interests may appear.

          SECTION 10.06.  Subrogation.  After all Senior Indebtedness of the
                          -----------
Company is paid in full in cash and until the Notes are paid in full, Noteholders shall be subrogated (equally and ratably with all other Senior Subordinated Indebtedness) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on the Notes.

          SECTION 10.07.  Relative Rights.  This Article 10 defines the relative
                          ---------------
rights of Noteholders and holders of Senior Indebtedness of the Company.
Nothing in this Indenture shall:

          (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, and interest and liquidated damages, if any, on, the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.

          SECTION 10.08.  Subordination May Not Be Impaired by Company. No right
                          --------------------------------------------
of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.09.  Rights of Trustee and Paying Agent. Notwithstanding
                          ----------------------------------
the provisions of Section 10.03, the Trustee and the Paying Agent may continue to make payments on the Notes and they shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to the Trustee that payments of Note Obligations may not be made under this Article 10. The Company or the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of
                                         --------  -------
Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.10.  Distribution or Notice to Representative.  Whenever a
                          ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative.

          SECTION 10.11.  Article 10 Not To Prevent Defaults or Limit Right To
                          ----------------------------------------------------
Accelerate.  The failure to make a payment pursuant to the Notes by reason of
----------
any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Except as specifically provided in Section 10.04, nothing in this Article 10 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

          SECTION 10.12.  Trust Moneys Not Subordinated. Notwithstanding
                          -----------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of, and interest and liquidated damages, if any, on, the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.13.  Trustee Entitled To Rely.  Upon any payment or
                          ------------------------
distribution pursuant to this Article 10, the Trustee and the Noteholders shall be entitled to conclusively rely and be completely protected in acting or refraining from acting (i) upon any order or decree of a court of competent
                        -
jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or
              --
other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Senior
                ---
Indebtedness of the Company for the purpose of ascertaining (a) the Persons entitled to participate in such payment or distribution, (b) the holders of such Senior Indebtedness and other Indebtedness of the Company, (c) the amount thereof or payable thereon, (d) the amount or amounts paid or distributed thereon and (e) all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.14.  Trustee To Effectuate Subordination. Each Noteholder
                          -----------------------------------
by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior
                          -------------------------------------------
Indebtedness of the Company. The Trustee shall
---------------------------
not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.16. Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions.  Each Noteholder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                   ARTICLE 11

                          Future Subsidiary Guaranties

          SECTION 11.01. Guaranties.  Each Restricted Subsidiary which is
                         ----------
required to become, or becomes, a Subsidiary Guarantor pursuant to Section 4.13, as primary obligor and not merely as surety, shall unconditionally and irrevocably Guarantee, jointly and severally, on an unsecured senior subordinated basis, to each Holder and to the Trustee and their respective successors, transferees and assigns, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under this Indenture and the Notes, whether for payment of principal of, or interest or liquidated damages, if any, on, the Notes, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary
                                     -----------------------
Guarantor shall further agree that, once incurred, the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Subsidiary Guarantor shall waive presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waive notice of protest for nonpayment. Each Subsidiary Guarantor shall waive notice of any default under the Notes or the Guaranteed Obligations. The obligations of each such future Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or
             -
demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise, (b) any
                                                                      -
extension or renewal of any thereof, (c) any rescission, waiver, amendment or
                                      -
modification of any of the terms or provisions of this Indenture, the Notes or any other agreement, (d) the release of any security held by any Holder or the
                      -
Trustee for the Guaranteed Obligations or any of them, (e) the failure of any
                                                        -
Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations or (f) any change in the ownership of
                                            -
such Subsidiary Guarantor.

          Each Subsidiary Guarantor shall further agree that its Subsidiary Guaranty will constitute a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and shall waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Each Subsidiary Guaranty shall, to the extent and in the manner set forth in Article 12, be subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty, and each Subsidiary Guaranty shall be made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor shall further agree that its Guarantee pursuant to this Article 11 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or interest or liquidated damages, if any, on, any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee may have at law or in equity against any Subsidiary Guarantor by virtue hereof, each Subsidiary Guarantor shall promise that, upon the failure of the Company to pay the principal of, or interest or liquidated damages, if any, on, any Guaranteed Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Subsidiary Guarantor will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations,
                            -
(ii) accrued and unpaid interest and liquidated damages, if any, on such
 --
Guaranteed Obligations (but only to the extent not prohibited by law) and (iii)
                                                                           ---
all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

          Each Subsidiary Guarantor shall agree that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor shall further agree that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) the Stated Maturity of
                                                     -
the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's

Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (b)
                                                                            -
in the event of any declaration of acceleration of such obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 11.01.

          Each Subsidiary Guarantor shall also agree to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees, expenses, disbursements and advances) incurred by the Trustee or any Holder in enforcing any obligations of such Subsidiary Guarantor under the applicable Subsidiary Guaranty.

          SECTION 11.02. Limitation on Liability. Any term or provision of this
                         -----------------------
Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations Guaranteed by any Subsidiary Guarantor pursuant to this Article 11 shall not exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantee without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 11.03. Successors and Assigns. This Article 11 shall be
                         ----------------------
binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. No Waiver. Neither a failure nor a delay on the part
                         ---------
of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.05. Modification. No modification, amendment, or waiver of
                         ------------
any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then any such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. Release of Subsidiary Guarantor. Each Subsidiary
                         -------------------------------
Guaranty granted pursuant to this Article 11 shall be a continuing Guarantee and shall remain in full force and effect until the Guaranteed Obligations are paid in full in cash, subject to the following. A Subsidiary Guaranty as to any Subsidiary Guarantor shall terminate and be of no further force or effect upon the sale or other transfer (i) by such Subsidiary Guarantor of all or substan-
                            -
tially all of its assets or (ii) by the Company of all of its capital stock or
                             --
other equity interests in such Subsidiary Guarantor, to a Person that is not an Affiliate of the Company; provided, however, that such sale or transfer shall be
                          --------  -------
deemed to constitute an Asset Disposition and the Company shall comply with all applicable provisions of Section 4.06 with respect to such Asset Disposition.

          SECTION 11.07. Execution of Supplemental Indenture for Future
                         ----------------------------------------------
Subsidiary Guarantors.  Each Restricted Subsidiary which is required to become,
---------------------
or becomes, a Subsidiary Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto, pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall Guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to customary exceptions (including the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity), the Subsidiary Guaranty of such Subsidiary Guarantor will be a legal, valid and binding obliga-tion of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                   ARTICLE 12

                     Subordination of Subsidiary Guaranties

          SECTION 12.01. Agreement To Subordinate.  Each Subsidiary Guarantor
                         ------------------------
shall agree, and each Noteholder by accepting a Note agrees, that the Note Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary
Guarantor, including the "Obligations" of such Subsidiary Guarantor under and as defined in the New Credit Facility, and that the subordination is for the benefit of, and enforceable by, the holders of such Senior Indebtedness. The Note Obligations of a Subsidiary Guarantor shall in all respects rank pari passu
                                                                      ---- -----
with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor's Guarantee of Senior Indebtedness of the Company) shall rank senior to the Note Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

          SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment
                         ------------------------------------
or distribution of the assets of any Subsidiary Guarantor upon a total or partial liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

          (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of the Senior Indebtedness before Noteholders shall be entitled to receive any payment pursuant to any Note Obligations of such Subsidiary Guarantor; and

          (2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for this Article 12 shall be made to holders of the Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, of such Subsidiary Guarantor, to at least the same extent as the Note Obligations of such Subsidiary Guarantor are subordinated to Senior Indebtedness of such Subsidiary Guarantor.

          SECTION 12.03. Default on Senior Indebtedness of Subsidiary Guarantor.
                         ------------------------------------------------------
No Subsidiary Guarantor may pay any Note Obligation or repurchase, redeem or otherwise retire or defease any Notes or other Note Obligations (collectively, "pay its Subsidiary Guaranty") if (i) any Senior Indebtedness of such
 ---------------------------       -
Subsidiary Guarantor is not paid in full in cash when due, whether at maturity, upon any redemption, by acceleration or otherwise, or (ii) any other default on
                                                       --
Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration
              -
has been rescinded or (y) the Senior Indebtedness has been paid in full in cash;
                       -
provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty
--------  -------
without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice expressly approving such payment from the Representatives of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) has occurred and is continuing. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Trustee (with a copy to the Company) of a Blockage Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of Designated Senior Indebtedness giving such Blockage Notice have, or the Representative has, accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor may resume payments pursuant to its Subsidiary Guaranty after the end of such Payment Blockage Period.

          SECTION 12.04. Demand for Payment.  If an Event of Default shall have
                         ------------------
occurred and be continuing (other than an Event of Default pursuant to Section 6.01(vii) or 6.01(viii) and the Trustee or the Holders shall elect to accelerate the Notes, the Trustee or the Holders of the Notes electing to accelerate the Notes pursuant to Section 6.02 shall give the Representative at least 10 Business Days' prior written notice before making a demand for payment by a Subsidiary Guarantor pursuant to Article 11, which notice shall state that it is a "Notice of Intent to Demand Payment"; provided,
                                 ----------------------------------   --------
however, that the Trustee or the Holders may so demand payment immediately
-------
without such notice if, at such time (i) prior to the date on which the Bank
                                      -
Indebtedness has been repaid in full in cash, payment of any Bank Indebtedness shall have been accelerated or (ii) on or after the date on which the Bank
                                --
Indebtedness has been repaid in full in cash, payment of any Designated Senior Indebtedness shall have been accelerated. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Company and the Trustee shall promptly notify the Representative of such demand.

          SECTION 12.05. When Distribution Must Be Paid Over.  If a payment or
                         -----------------------------------
distribution is made to Noteholders that due to the provisions of this Article 12 should not have been made to them, the Noteholders who receive the payment or distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to the Representative for the benefit of the holders of Bank Indebtedness until the date on which the Bank Indebtedness has been repaid in full in cash and thereafter to the other holders of Senior Indebtedness as their interests may appear.

          SECTION 12.06. Subrogation.  After all Senior Indebtedness of a
                         -----------
Subsidiary Guarantor is paid in full in cash and until the Notes are paid in full, Noteholders shall be subrogated (equally and ratably with all other Senior Subordinated Indebtedness) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the relevant Subsidiary Guarantor and Noteholders, a payment by such Subsidiary Guarantor on the Notes.

          SECTION 12.07. Relative Rights.  This Article 12 defines the relative
                         ---------------
rights of Noteholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Subsidiary Guarantor and Noteholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Note Obligations to the extent set forth in
     Article 11 or the relevant Subsidiary Guaranty; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Subsidiary Guaranty given by such Subsidiary Guarantor, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Noteholders.

          SECTION 12.08. Subordination May Not Be Impaired by Company.  No right
                         --------------------------------------------
of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Note Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

          SECTION 12.09. Rights of Trustee and Paying Agent.  Notwithstanding
                         ----------------------------------
the provisions of Section 12.03, the Trustee and the Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to the Trustee that payments of the Note Obligations may not be made under this
Article 12. The Company, the relevant Subsidiary Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Subsidiary Guarantor may give the notice; provided, however, that, if an issue
                                          --------  -------
of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 12.10. Distribution or Notice to Representative.  Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of any Sub-sidiary Guarantor, the distribution may be made and the notice given to their Representative.

          SECTION 12.11. Article 12 Not To Prevent Defaults Under a Subsidiary
                         -----------------------------------------------------
Guaranty or Limit Right To Demand Payment.  The failure to make a payment
------------------------------------------
pursuant to a Subsidiary Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Except as specifically provided in Section 12.04, nothing in this Article 12 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to
Article 11 or the relevant Subsidiary Guaranty.

          SECTION 12.12. Trustee Entitled To Rely.  Upon any payment or
                         ------------------------
distribution pursuant to this Article 12, the Trustee and the Noteholders shall be entitled conclusively to rely and be completely protected in acting or refraining from acting (i) upon any order or decree of a court of competent
                        -
jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or
              --
other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Senior
                ---
Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining (a) the Persons entitled to participate in such payment or distribution, (b) the holders of the Senior Indebtedness and other indebtedness of such Subsidiary Guarantor,
(c) the amount thereof or payable thereon, (d) the amount or amounts paid or distributed thereon and (e) all other facts pertinent thereto or to this Article
12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.13. Trustee To Effectuate Subordination.  Each Noteholder
                         -----------------------------------
by accepting a Note authorizes and
directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior
                          -------------------------------------------
Indebtedness of Subsidiary Guarantor. The Trustee shall not be deemed to owe any
------------------------------------
fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders, the Company, such Subsidiary Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 12 or otherwise.

          SECTION 12.15.  Reliance by Holders of Senior Indebtedness on
                          ---------------------------------------------
Subordination Provisions.  Each Noteholder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                  ARTICLE 13

                                 Miscellaneous

          SECTION 13.01.  Trust Indenture Act Controls. If any provision of this
                          ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02.  Notices. Any notice or communication by the Company or
                          -------
the Trustee to the other is duly given if in writing and delivered in Person or sent by first class mail (registered or certified, return receipt requested), telecopier or overnight air guaranteeing next day delivery to the other's address:

          if to the Company:

          Iron Age Corporation
          Robinson Plaza Three, Suite 400
          Pittsburgh, Pennsylvania  15205
          attention:  Chief Executive Officer
          fax:  412-787-8112

          with a copy to:

          Ropes & Gray
          One International Place
          Boston, Massachusetts  02110
          attention:  Lauren I. Norton
          fax:  617-951-7050

          if to the Trustee:

          The Chase Manhattan Bank
          450 West 33rd Street, 15th floor
          New York, New York  10001
          attention:  Global Trust Services
          fax:  212-946-8158

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail (registered or certified, return receipt requested); when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Noteholder shall be sent by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to such Noteholder's address as it appears on the registration books of the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03.  Communication by Holders with Other Holders.
                          -------------------------------------------
Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the TIA.

          SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.
                          --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied;

          SECTION 13.05.  Statements Required in Certificate or Opinion.  Each
                          ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been satisfied.

          SECTION 13.06.  When Notes Disregarded.  In determining whether the
                          ----------------------
Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar.  The
                          --------------------------------------------
Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.08.  Legal Holidays.  If a payment date is a Legal Holiday,
                          --------------
payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                          -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

          SECTION 13.10.  No Recourse Against Others.  No director, officer,
                          --------------------------
employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          SECTION 13.11.  Successors.  All agreements of the Company in this
                          ----------
Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12.  Counterparts. This Indenture may be executed in one or
                          ------------
more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. One signed copy is enough to prove this Indenture.

          SECTION 13.13.  Separability. In case any provision in this Indenture,
                          ------------
the Notes or any Subsidiary Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 13.14.  Benefits of Indenture. Nothing in this Indenture or in
                          ---------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture except as provided in Articles 10 and 12.

          SECTION 13.15.  Table of Contents; Headings.  The table of contents,
                          ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        IRON AGE CORPORATION



                                        By  /s/ Keith McDonough
                                           ____________________________________

                                          Name:   Keith McDonough

                                          Title: Executive Vice President,
                                                 Chief Financial Officer



                                        THE CHASE MANHATTAN BANK



                                        By     /s/ R. Lorenzen
                                           ____________________________________

                                          Name: R. Lorenzen

                                          Title: Senior Trust Officer

                                  APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A.

                     PROVISIONS RELATING TO INITIAL NOTES
                              AND EXCHANGE NOTES

          1.   Definitions.
               -----------

          1.1  Definitions.  For the purposes of this Appendix A the following
               -----------
terms shall have the meanings indicated below in this Section 1.1. Terms defined in this Indenture (to which this Appendix A is attached) and not otherwise defined in this Appendix A are used herein with the meanings so defined.

          "Agent Members" is defined in Section 2.1(b).
           -------------

          "Depository" means The Depository Trust Company, its nominees and
           ----------
their respective successors.

          "Exchange Notes" means the 9 7/8% Senior Subordinated Notes due 2008
           --------------
to be issued pursuant to this Indenture in connection with an Exchange Offer pursuant to the Registration Agreement.

          "Exchange Offer" means the offer by the Company, pursuant to the
           --------------
Registration Agreement, to certain Holders of Initial Notes to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Global Note" is defined in Section 2.1(a) of this Appendix A.
           -----------

          "Initial Purchasers" means Salomon Brothers Inc, SBC Warburg Dillon
           ------------------
Read Inc. and Banque Nationale de Paris.

          "Initial Notes" means the 9 7/8% Senior Subordinated Notes due 2008,
           -------------
to be issued pursuant to this Indenture.

          "Notes" means the Initial Notes and the Exchange Notes, treated as a
           -----
single class.

          "Notes Custodian" means the custodian with respect to a Global Note
           ---------------
(as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

          "Purchase Agreement" means the Purchase Agreement, dated as of April
           ------------------
21, 1998, among the Company and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
           ---

          "Registration Agreement" means the Registration Agreement, dated as of
           ----------------------
April 24, 1998, among the Company and the Initial Purchasers, as amended or supplemented from time to time.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Shelf Registration Statement" means the registration statement
           ----------------------------
issued by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Agreement.

          "Transfer Restricted Notes" means certificated Notes and Notes that
           -------------------------
bear or are required to bear the legend set forth in Section 2.3(g) hereto.

          2.   The Notes.
               ---------

          2.1  Forms Generally.  The Initial Notes are being offered and sold by
               ---------------
the Company pursuant to the Purchase Agreement.

          (a)  Global Notes. Initial Notes offered and sold to a QIB in reliance
               ------------
on Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global
                                                                     ------
Note"), which shall be deposited on behalf of the purchasers of the Initial
----
Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of Cede and Co., as nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions for Global Notes.  This Section 2.1(b) shall
              --------------------------------------
apply only to a Global Note deposited with, or on behalf of, the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the
                                                 -
name of Cede and Co., as nominee of the Depository for such Global Note or Global Notes, and (b) shall be delivered by the Trustee to such Depository or
                   -
pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) Certificated Notes.  Except as provided in this Section 2.1 or in
              ------------------
Section 2.3, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are not QIBs will receive certificated Initial Notes; provided, however,
                                                          --------  -------
that upon transfer of such certificated Notes to a QIB, such certificated Notes will, unless the Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.3.

         2.2  Authentication.  The Trustee shall authenticate and deliver (1)
              --------------
Initial Notes for original issue in an aggregate principal amount of $100,000,000 and (2) Exchange Notes for issue only in an Exchange Offer pursuant
                  -
to the Registration Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000, except as provided in
Section 2.07 of this Indenture.

          2.3  Transfer and Exchange.
               ---------------------

          (a)  Transfer and Exchange of Certificated Notes. When certificated
               -------------------------------------------
Notes are presented to the Registrar with a request (x) to register the transfer
                                                     -
of such certificated Notes or (y) to exchange such certificated Notes for an
                               -
equal principal amount of certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however,
                                                          --------  -------
that the certificated Notes surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

          (A) if such certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

          (B) if such certificated Notes are being transferred to the Company or to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

          (C)  if such certificated Notes are being transferred (x) pursuant to
                                                                 -
               an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, or (y) to an institutional
                                                          -
               "accredited investor" within the meaning of Rules 501(a)(1), (2),
               (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act or (z)
                                                                       -
               pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable), (i) a
                                                                     -
               certification to that effect (in substantially the form set forth on the reverse of the Note) and (ii) if the Company or the
                                                --
               Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions contained in the legend set forth in Section 2.3(g)(i).

          (b)  Restrictions on Transfer of a Certificated Note for a Beneficial
               ----------------------------------------------------------------
Interest in a Global Note.  A certificated Note may not be exchanged for a
-------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) a certification (in substantially the form set forth on the reverse of the Note) that such certificated Note is being transferred (A)
                                                                            -
     to a QIB in accordance with Rule 144A or (B) outside the United States in
                                               -
     an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the participant account of the Depositary to be credited with such increase;

then the Trustee (A) shall cancel such certificated Note and cause, or direct
                  -
the Notes Custodian to cause, in accordance
with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the certificated Note to be exchanged and (B) shall credit or cause to be credited
                                       -
to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the certificated Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Notes.  The transfer and exchange
               -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions the transferred beneficial interest in the Global Note and to debit the account of the Person making the transfer the transferred beneficial interest in the Global Note.

          (d)  Transfer of a Beneficial Interest in a Global Note for a
               --------------------------------------------------------
Certificated Note.
-----------------

          (i) Any person having a beneficial interest in a Global Note that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a certificated Note of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents:

               (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Note, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Note); or

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

               (C)  if such beneficial interest is being transferred (x)
                                                                      -
          pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, or (y) to an institutional
                                                        -
          "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act, or (z) pursuant to an
                                                               -
          exemption from registration under the Securities Act provided by Rule 144 thereof (if applicable): (i) a certification to that effect (in
                                         -
          substantially the form set forth on the reverse of the Note) and (ii)
                                                                            --
          if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions contained in the legend set forth in Section 2.3(g)(i);

     then the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to the transferee a certificated Note.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.3(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such certificated Notes available for delivery to the persons in whose names such Notes are so registered in accordance with the instructions of the Depository.

          (e)  Authentication of Certificated Notes in Absence of Depository.
               -------------------------------------------------------------
If at any time:

          (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of certificated Notes to the Persons designated by the Company, will authenticate and make available for delivery certificated Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for the Global Notes.

          Subject to the provisions of the preceding paragraph, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          In the event of the occurrence of either of the events specified in clauses (i) and (ii) of this Section 2.3(e), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

          (f)  Restrictions on Transfer and Exchange of Global Notes.
               -----------------------------------------------------
Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (g)  Legends.
               -------

          (i) Each Global Note shall bear a legend substantially the same as the Global Notes Legend reproduced in Exhibit 1 to this Appendix A. Except as permitted by the following clauses (ii), (iii) and (iv), each Global Note, each Note certificate evidencing the Global Notes and the certificated Notes (and all Notes issued in exchange therefor or in substitution thereof, as appropriate) shall bear a legend substantially the same as the Restricted Notes Legend reproduced in Exhibit 1 to this Appendix A.

          (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

          (A) in the case of any Transfer Restricted Note that is a certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

          (B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in substantially the form set forth on the reverse of the Initial Note).

          (iii) After a transfer of any Initial Note during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Note, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and an Initial Note in certificated or global form without legends will be available to the transferee of the Holder of such Initial Note upon exchange of such transferring Holder's certificated Initial Note. Upon the occurrence of any of the circumstances described in this clause (iii), the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Notes without any inapplicable legend.

          (iv) Upon the consummation of an Exchange Offer with respect to the Initial Notes pursuant to which Holders of Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to the Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply, and certificated Initial Notes with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange their Initial Notes in such Exchange Offer. Upon the occurrence of any of the circumstances described in this clause (iv), the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Notes without any inapplicable legends.

          (h)  Cancellation or Adjustment of Global Note. At such time as all
               -----------------------------------------
beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (i)  Obligations with Respect to Transfers and Exchanges of Notes.
               ------------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the

     Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

          (iii) The Registrar shall not be required to register the transfer or exchange of any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase Notes or 15 days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and interest and liquidated damages, if any, on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (j)  No Obligation of the Trustee.  (i) The Trustee shall have no
               ----------------------------
responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global
Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                   EXHIBIT 1
                                 to APPENDIX A
                        [FORM OF FACE OF INITIAL NOTE]

                             Global Notes Legend:
                             ------ ----- ------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                           Restricted Notes Legend:
                           ---------- ----- ------

THIS SECURITY WAS OFFERED AS PART OF A TRANSACTION THAT IS EXEMPT FROM REGISTRATION, AND HAS NOT BEEN REGISTERED, UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO THE COMPANY, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, BUT, IF SUCH TRANSFER IS BEING EFFECTED BY ANY FOREIGN PURCHASER WHO HAS PURCHASED NOTES FROM ANY PERSON OTHER THAN A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 144A) PURSUANT TO THIS CLAUSE
(3) PRIOR TO THE EXPIRATION OF THE 40-DAY RESTRICTED PERIOD (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), THE TRANSFEREE SHALL HAVE CERTIFIED TO THE COMPANY AND THE TRUSTEE FOR THE NOTES THAT SUCH TRANSFEREE IS A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) AND THAT SUCH TRANSFEREE IS ACQUIRING THE NOTES IN AN

OFFSHORE TRANSACTION, (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES, COMMONWEALTH AND TERRITORIES OF THE UNITED STATES, THE DISTRICT OF COLUMBIA AND OTHER JURISDICTIONS. EACH HOLDER OF THIS SECURITY IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE, IF THEN APPLICABLE. WITH RESPECT TO ANY TRANSFER OF THIS SECURITY BY AN INSTITUTIONAL ACCREDITED INVESTOR, SUCH HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE FOR THE SECURITIES SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP No.                                                           $100,000,000


                   9 7/8% Senior Subordinated Notes Due 2008


No. ________                                                       $___________


          IRON AGE CORPORATION, a Delaware corporation, for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _______________ United States Dollars on May 1, 2008.

     Interest Payment Dates:       May 1 and November 1,
                                   commencing November 1, 1998.

     Record Dates:                 April 15 and October 15.

          Additional provisions of this Note are set forth on the other side of this Note.

                                   IRON AGE CORPORATION


                                   By__________________________________________
                                      Name:____________________________________
                                      Title:

                                   By__________________________________________
                                      Name:____________________________________
                                      Title:

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
     This is one of the Notes referred to in
     the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
as Trustee


By_________________________________
     Authorized Officer

                    [FORM OF REVERSE SIDE OF INITIAL NOTE]

                     9 7/8% Senior Subordinated Notes due 2008

          1.   Interest.
               --------

          (a)  General.  Iron Age Corporation, a Delaware corporation (such
               -------
corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the
                                      -------
principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year commencing on November 1, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal, Liquidated Damages (as defined below) and premium, if any, and, to the extent lawful, overdue installments of interest, at the same rate to the extent lawful.

          (b)  Liquidated Damages.  The Holder of this Note is entitled to the
               ------------------
benefits of a Registration Agreement, dated as of April 24, 1998 (as amended and in effect from time to time, the "Registration Agreement") among the Company and
                                  ----------------------
the Initial Purchasers named therein.

          Under the Registration Agreement, if (i) a Registration Statement (as
                                                -
defined in the Registration Agreement) is not filed with the SEC on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or
                               --
a Shelf Registration Statement (each as defined in the Registration Agreement), if applicable, is not declared effective on or prior to 150 days after the Issue Date, (iii) the Exchange Offer (as defined in the Registration Agreement) is not
       ---
consummated on or prior to 180 days after the Issue Date or (iv) a Shelf
                                                             --
Registration Statement is filed and declared effective on or prior to 150 days after the Issue Date but shall thereafter cease to be effective or usable (at any time that the Company is obligated to maintain the effectiveness thereof) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified herein (each such event referred to in clauses (i) through
(iv), a "Registration Default"), the Company shall be obligated to pay
         --------------------
liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted
                     ------------------
Securities, during the first 90-day
period immediately following the occurrence of such Registration Default, in an amount equal to 5cent per week per $1,000 principal amount of the Notes constituting Transfer Restricted Securities held by such holder. The amount of the Liquidated Damages shall increase an additional 5c per week per $1,000 principal amount of the Notes constituting Transfer Restricted Securities for each subsequent 90-day period until the applicable Registration Default has been cured, up to a maximum amount of Liquidated Damages of 20c per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages shall be paid to Holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the date of the applicable Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages shall cease.

          The Company shall notify the Trustee immediately upon the happening of each and every Registration Default. The Company shall pay Liquidated Damages due on the Transfer Restricted Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Notes, sums sufficient to pay the Liquidated Damages then due. All accrued Liquidated Damages shall be paid to Holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the date of the applicable Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages shall cease.

          2.   Method of Payment.  The Company will pay interest and Liquidated
               -----------------
Damages, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 immediately preceding the next May 1 or November 1 interest payment date, as the case may be, even if Notes are canceled after such record date and on or before such interest payment date, except as provided in Section 2.10 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, the City of New York (which initially shall be the Corporate Trust Office of the Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Note register. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          3.   Paying Agent and Registrar.  Initially, The Chase Manhattan Bank,
               --------------------------
a New York corporation (the "Trustee"), will act as Paying Agent and Registrar.
                             -------
The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

          4.   Indenture.  The Company issued the Notes under an Indenture,
               ---------
dated as of April 24, 1998 (as amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the
                                        ---------
Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the

"Act").  Capitalized terms defined in the Indenture and not defined herein have
 ---
the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are unsecured, senior subordinated obligations of the Company, limited to $100,000,000 aggregate principal amount at any time outstanding. This Note is one of the Initial Notes referred to in the Indenture.

          The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional
                                           -
indebtedness by the Company or any Restricted Subsidiary, (ii) the making of
                                                           --
Restricted Payments by the Company or any Restricted Subsidiary (including certain investments and payments of dividends on, and redemptions of, capital stock of the Company or any Restricted Subsidiary), (iii) the creation of consensual encumbrances and restrictions with
              ---
respect to Restricted Subsidiaries, (iv) sales of assets and subsidiary stock,
                                     --
(v) certain transactions with affiliates, (vi) the issuance or sale of capital
 -                                         --
stock of Restricted Subsidiaries, (vii) the creation of liens and (viii)
                                   ---                             ----
consolidations, mergers and transfers of all or substantially all of the Company's assets. However, all of these covenants are subject to a number of significant exceptions and qualifications.

          As set forth in the Indenture, certain Subsidiaries may, in the future, be obligated to guarantee unconditionally the Note Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

          5.   Optional Redemption.  Except as set forth in this paragraph 5,
               -------------------
the Notes will not be redeemable at the option of the Company prior to May 1, 2003. On and after such date, the Notes will be redeemable at the option of the Company, in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

          Period                             Redemption Price
          ------                             -----------------
          2003                                    104.938%
          2004                                    103.292%
          2005                                    101.646%
          2006 and thereafter                     100.000%

          In addition, at any time and from time to time prior to May 1, 2001, the Company may, at its option, redeem in the aggregate up to 35% of the original principal amount of Notes with the proceeds of one or more Public Equity Offerings received by, or invested in, the Company, following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 109.875% plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date); provided, however, that at least 65% of the original principal
               --------  -------
amount of the Notes must remain outstanding after each such redemption.

          6.   Selection. If fewer than all the Notes are to be redeemed, the
               ---------
Trustee shall select the Notes to be redeemed pro rata or by lot or such other method that the Trustee in its sole discretion deems to be fair and appropriate and that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Note that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          7.   Notice of Redemption.  Notice of redemption will be mailed by
               --------------------
first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

          8.   Change of Control.  Upon the occurrence of a Change of Control,
               -----------------
each Holder of Notes will have the right to require the Company to repurchase all of such Holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

          9.   Subordination.  The Notes are subordinated to Senior Indebtedness
               -------------
of the Company.  To the extent provided
in the Indenture, Senior Indebtedness of the Company must be paid before the Notes may be paid. In addition, each Subsidiary Guaranty shall be subordinated to Senior Indebtedness of such Subsidiary Guarantor. The Company agrees and each Subsidiary Guarantor shall agree, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

          10.  Denominations; Transfer; Exchange.   The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

          11.  Persons Deemed Owners. The registered Holder of this Note may be
               ---------------------
treated as the owner of it for all purposes.

          12.  Unclaimed Money.  If money for the payment of principal, interest
               ---------------
or Liquidated Damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

          13.  Discharge and Defeasance.  Subject to certain conditions, the
               ------------------------
Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest and Liquidated Damages, if any, on, the Notes to redemption or maturity, as the case may be.

          14.  Amendment, Waiver.  Subject to certain exceptions set forth in
               -----------------
the Indenture, (i) the Indenture or the Notes may be amended with the written
                -
consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and (ii) any default or noncompliance with any provision may be
                      --
waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity,
                                                      -
omission, defect or inconsistency, (b) to provide for assumption by a successor
                                    -
of the obligations of the Company under the Indenture in accordance with Article 5 of the Indenture, (c) to provide for uncertificated Notes in addition to or in
                     -
place of certificated Notes; provided, however, that the uncertificated Notes
                             --------  -------
are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code, (d) to add Guarantees with respect to the Notes, (e)
                           -                                                -
to release Subsidiary Guaranties when permitted by the Indenture, (f) to secure
                                                                   -
the Notes, (g) to add to the covenants of the Company for the benefit of the
            -
Holders or to surrender any right or power conferred on the Company in the Indenture, (h) to comply with any requirement of the SEC in connection with the
            -
qualification of the Indenture under the Act, or (i) to make any change that
                                                  -
does not adversely affect the rights of any Noteholder.

          15.  Defaults and Remedies.  Under the Indenture, Events of Default
               ---------------------
include (i) a default in the payment of interest or Liquidated Damages on any
         -
Note when due (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (ii) a default in the payment of principal of any Note when
                    --
due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (iii) the failure by the Company to
                                        ---
comply with its obligations under Section 4.04 or 4.09 or Article 5 of the Indenture, (iv) the failure by the Company to comply for 30 days after notice
            --
with any of its obligations under Section 4.02, 4.03, 4.05, 4.06, 4.07, 4.08,
4.10 or 4.13 of the Indenture (other than a failure to purchase Notes when required under Section 4.06 of the Indenture), (v) the failure by the Company to
                                                -
comply for 60 days after notice with any of its agreements in the Notes or the Indenture (other than those referred to clauses (i), (ii), (iii) and (iv) above), (vi) the failure by the Company or any Material Subsidiary to pay any
         --
Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the Holders thereof because of a default, if the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 Business Days after notice, (vii) certain events
                                                           ---
of bankruptcy, insolvency or reorganization of the Company or a Material Subsidiary, (viii) the rendering of any judgment or decree for the payment of
             ----
money in excess of $10 million against the Company or a Material Subsidiary if such judgment or decree remains outstanding for a period of 60 days and it not discharged, waived or stayed within 10 Business Days after notice, (ix) a
                                                                    --
Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty and Article 11 of the Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such default continues for 30 days or (x) the
                                                                   -
failure by any Subsidiary Guarantor to comply with its obligations under any Subsidiary Guaranty to which such Subsidiary Guarantor is a party, after any applicable grace period. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses
(iv)and (v) after receipt of such notice.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, interest or Liquidated Damages) if a committee of its trust officers in good faith determines that withholding notice is in the interest of the Holders.

          16.  Trustee Dealings with the Company.  Subject to certain
               ---------------------------------
limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company and its Affiliates with the same rights it would have if it were not Trustee.

          17.  No Recourse Against Others.  No director, officer, employee or
               --------------------------
stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or a Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          18.  Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

          19.  Authentication.  This Note shall not be valid until an authorized
               --------------
signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

          20.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

          21.  Holders' Compliance with Registration Agreement.  Each Holder of
               -----------------------------------------------
a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration of Notes and the indemnification by the Holders of the Company to the extent provided therein.

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture and/or the Registration Agreement. Requests may be made to:

          Iron Age Corporation
          Robinson Plaza Three,
          Suite 400
          Pittsburgh, Pennsylvania  15205
          Attention:  Chief Financial Officer

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________
Date: ________________ Your Signature:__________________________________________

Signature Guarantee ________________________________________
(Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)  [_]  to the Company; or

(2)   [_]   pursuant to an effective registration statement under the Securities
            Act; or

(3)   [_]   inside the United States to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)   [_]   outside the United States in an offshore transaction (within the meaning of Regulation S under the Securities Act) in compliance with Rule 903 or 904 under the Securities Act, but, if such transfer is being effected by any foreign purchaser who has purchased Notes or from any person other than a qualified institutional buyer or an institutional accredited investor (within the meaning of Rule 144A under the Securities Act) pursuant to this clause (4) prior to the expiration of the 40-day restricted period (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), the transferee shall have certified to the Company and the Trustee for the Notes that such transferee is a non-U.S. person (within the meaning of Regulation S under the Securities Act) and that such transferee is acquiring the Notes in an offshore transaction; or

(5)   [_]   to an institutional "accredited investor" (as defined in Schedule
            501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(6)   [_]   pursuant to another available exemption from registration under the
            Securities Act, provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is
                           --------  -------
checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifica-tions and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.


                                         _________________________________
                                                     Signature

Signature Guarantee:

__________________________________
(Signature must be guaranteed)


___________________________________
Signature


The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) and is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ______________                             ______________________________

NOTICE:  To be executed by an executive officer

                       [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of     Amount of         Amount of        Principal     Signature
Exchange    Decrease in       Increase in      Amount of     of authorized
            Principal Amount  Principal        this Global   Signatory
            of this Global    Amount of this   Note          of Trustee or
            Note              Global Note      Following     Custodian
                                               Such
                                               Decrease or
                                               Increase

                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.09 of the Indenture, check the box:  [_]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000):


Date: __________         Your Signature:____________________________
                         (Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee: _______________________________________________
                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box: [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount: $


Date: _______________               Your Signature:__________________________
                                    (Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:________________________________________

                                                                       EXHIBIT A

                        [FORM OF FACE OF EXCHANGE NOTE]


CUSIP No.                                                        $_____________
No.

                   9 7/8% Senior Subordinated Notes due 2008

          IRON AGE CORPORATION, a Delaware corporation, for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of _____________________ United States Dollars on May 1, 2008.

     Interest Payment Dates:  May 1 and November 1, commencing November 1, 1998.

     Record Dates:            April 15 and October 15.

          Additional provisions of this Note are set forth on the other side of this Note.

                                             IRON AGE CORPORATION


                                             By_________________________________
                                               Name: ___________________________
                                               Title:___________________________

                                             By_________________________________
                                               Name:____________________________
                                               Title:___________________________

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
     This is one of the Notes referred to in
     the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
as Trustee


By_________________________________
     Authorized Officer

                    [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                   97/8% Senior Subordinated Notes due 2008

          1.   Interest.
               --------

          (a)  General.  Iron Age Corporation, a Delaware corporation (such
               -------
corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the
                                      -------
principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year commencing on November 1, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal, Liquidated Damages (as defined below) and premium, if any, and, to the extent lawful, overdue installments of interest, at the same rate to the extent lawful.

          (b)  Liquidated Damages.  The Holder of this Note is entitled to the
               ------------------
benefits of a Registration Agreement, dated as of April 24, 1998 (as amended and in effect from time to time, the "Registration Agreement") among the Company and
                                  ----------------------
the Initial Purchasers named therein.   Under the Registration Agreement, the
Holder of the Note may be entitled to accrued but unpaid liquidated damages ("Liquidated Damages").
  ------------------

          2.   Method of Payment.  The Company will pay interest and Liquidated
               -----------------
Damages, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 immediately preceding the next May 1 or November 1 interest payment date, as the case may be, even if Notes are canceled after such record date and on or before such interest payment date, except as provided in Section 2.10 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, the City of New York (which initially shall be the Corporate Trust Office of the Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Note register. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          3.   Paying Agent and Registrar.  Initially, The Chase Manhattan Bank,
               --------------------------
a New York corporation (the "Trustee"), will act as Paying Agent and Registrar.
                             -------
The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

          4.   Indenture.  The Company issued the Notes under an Indenture,
               ---------
dated as of April 24, 1998 (as amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the
                                        ---------
Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms defined in the Indenture and not defined herein have
 ---
the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are unsecured, senior subordinated obligations of the Company, limited to $100,000,000 aggregate principal amount at any time outstanding. This Note is one of the Exchange Notes referred to in the Indenture.

          The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional
                                           -
indebtedness by the Company or any Restricted Subsidiary, (ii) the making of
                                                           --
Restricted Payments by the Company or any Restricted Subsidiary (including certain investments and payments of dividends on, and redemptions of, capital stock of the Company or any Restricted Subsidiary), (iii) the creation of
                                                     ---
consensual encumbrances and restrictions with respect to

Restricted Subsidiaries, (iv) sales of assets and subsidiary stock, (v) certain
                          --                                         -
transactions with affiliates, (vi) the issuance or sale of capital stock of
                               --
Restricted Subsidiaries, (vii) the creation of liens and (viii) consolidations,
                          ---                             ----
mergers and transfers of all or substantially all of the Company's assets. However, all of these covenants are subject to a number of significant exceptions and qualifications.

          As set forth in the Indenture, certain Subsidiaries may, in the future, be obligated to guarantee unconditionally the Note Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

          5.   Optional Redemption.  Except as set forth in this paragraph 5,
               -------------------
the Notes will not be redeemable at the option of the Company prior to May 1, 2003. On and after such date, the Notes will be redeemable at the option of the Company, in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

          Period                   Redemption Price
          ------                   ----------------
          2003                          104.938%
          2004                          103.292%
          2005                          101.646%
          2006 and thereafter           100.000%

          In addition, at any time and from time to time prior to May 1, 2001, the Company may, at its option, redeem in the aggregate up to 35% of the original principal amount of Notes with the proceeds of one or more Public Equity Offerings received by, or invested in, the Company, following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 109.875% plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date); provided, however, that at
                                                     --------  -------
least 65% of the original principal amount of the Notes must remain outstanding after each such redemption.

          6.   Selection. If fewer than all the Notes are to be redeemed, the
               ---------
Trustee shall select the Notes to be redeemed pro rata or by lot or by such other method that the Trustee in its sole discretion deems to be fair and appropriate and that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Note that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          7.   Notice of Redemption.  Notice of redemption will be mailed by
               --------------------
first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

          8.   Change of Control.  Upon the occurrence of a Change of Control,
               -----------------
each Holder of Notes will have the right to require the Company to repurchase all of such Holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

          9.   Subordination.  The Notes are subordinated to Senior Indebtedness
               -------------
of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Notes may be paid. In addition, each Subsidiary Guaranty shall be subordinated to Senior Indebtedness of such Subsidiary Guarantor. The
Company agrees and each Subsidiary Guarantor shall agree, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

          10.  Denominations; Transfer; Exchange.   The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

          11.  Persons Deemed Owners.  The registered Holder of this Note may be
               ---------------------
treated as the owner of it for all purposes.

          12.  Unclaimed Money.  If money for the payment of principal, interest
               ---------------
or Liquidated Damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

          13.  Discharge and Defeasance.  Subject to certain conditions, the
               ------------------------
Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest and Liquidated Damages, if any, on, the Notes to redemption or maturity, as the case may be.

          14.  Amendment, Waiver.  Subject to certain exceptions set forth in
               -----------------
the Indenture, (i) the Indenture or the Notes may be amended with the written
                -
consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and (ii) any default or noncompliance with any provision may be
                      --
waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity,
                                                      -
omission, defect or inconsistency, (b) to provide for assumption by a successor
                                    -
of the obligations of the Company under the Indenture in accordance with Article 5 of the Indenture, (c) to provide for uncertificated Notes in addition to or in
                     -
place place of certificated Notes; provided, however, that the uncertificated
                                   --------  -------
Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code, (d) to add Guarantees with respect to the Notes, (e)
                           -                                                -
to release Subsidiary Guaranties when permitted by the Indenture, (f) to secure
                                                                   -
the Notes, (g) to add to the covenants of the Company for the benefit of the
            -
Holders or to surrender any right or power conferred on the Company in the Indenture, (h) to comply with any requirement of the SEC in connection with the
            -
qualification of the Indenture under the Act, or (i) to make any change that
                                                  -
does not adversely affect the rights of any Noteholder.

          15.  Defaults and Remedies.  Under the Indenture, Events of Default
               ---------------------
include (i) a default in the payment of interest or Liquidated Damages on any
         -
Note when due (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (ii) a default in the payment of principal of any Note when
                    --
due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by Articles 10 and 12 of the Indenture), (iii) the failure by the Company to
                                        ---
comply with its obligations under Section 4.04 or 4.09 or Article 5 of the Indenture, (iv) the failure by the Company to comply for 30 days after notice
            --
with any of its obligations under Section 4.02, 4.03, 4.05, 4.06, 4.07, 4.08,
4.10 or 4.13 of the Indenture (other than a failure to purchase Notes when required under Section 4.06 of the Indenture), (v) the failure by the Company to
                                                -
comply for 60 days after notice with any of its agreements in the Notes or the Indenture (other than those referred to clauses (i), (ii), (iii) and (iv) above), (vi) the failure by the Company or any Material Subsidiary to pay any
         --
Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the Holders thereof because of a default, if the total amount of such

Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 Business Days after notice, (vii) certain events of bankruptcy,
                                              ---
insolvency or reorganization of the Company or a Material Subsidiary, (viii) the
                                                                       ----
rendering of any judgment or decree for the payment of money in excess of $10 million against the Company or a Material Subsidiary if such judgment or decree remains outstanding for a period of 60 days and it not discharged, waived or stayed within 10 Business Days after notice, (ix) a Subsidiary Guaranty ceases
                                              --
to be in full force and effect (other in accordance with the terms of such Subsidiary Guaranty and Article 11 of the Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such default continues for 30 days or (x) the failure by any Subsidiary Guarantor to
                                  -
comply with its obligations under any Subsidiary Guaranty to which such Subsidiary Guarantor is a party, after any applicable grace period. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv)and (v) after receipt of such notice.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, interest or Liquidated Damages) if a committee of its trust officers in good faith determines that withholding notice is in the interest of the Holders.

          16.  Trustee Dealings with the Company.  Subject to certain
               ---------------------------------
limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company and its Affiliates with the same rights it would have if it were not Trustee.

          17.  No Recourse Against Others.  No director, officer, employee or
               --------------------------
stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or a Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          18.  Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

          19.  Authentication.  This Note shall not be valid until an authorized
               --------------
signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

          20.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

          21.  Holders' Compliance with Registration Agreement.  Each Holder of
               -----------------------------------------------
a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration of Notes and the indemnification by the Holders of the Company to the extent provided therein.

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture and/or the Registration Agreement. Requests may be made to:

          Iron Age Corporation
          Robinson Plaza Three,
          Suite 400
          Pittsburgh, Pennsylvania  15205
          Attention:  Chief Financial Officer

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________
Date: ________________ Your Signature:__________________________________________

Signature Guarantee ____________________________________________________________
(Signature must be guaranteed)


_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to Rule 17AD-15 of the Securities and Exchange Commission.

                       [TO BE ATTACHED TO GLOBAL NOTES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

     The following increases or decreases in this Global Note have been made:

Date of       Amount of         Amount of        Principal     Signature
Exchange      Decrease in       Increase in      Amount of     of authorized
              Principal Amount  Principal        this Global   Signatory
              of this Global    Amount of this   Note          of Trustee
              Note              Global Note      Following     or Custodian
                                                 Such
                                                 Decrease or
                                                 Increase

                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.09 of the Indenture, check the box:  [_]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000):

Date: __________                     Your Signature:___________________________
                                     (Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee: __________________________________________________________
                     (Signature must be guaranteed)

                                   EXHIBIT B
                        FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of
                                       ----------------------
______________________, among Iron Age Corporation, a Delaware corporation [or its successor] (the "Company"), [SUBSIDIARY GUARANTOR] a ___________ corporation
                     -------
and a subsidiary of the Company (the "Subsidiary Guarantor"), and The Chase
                                      --------------------
Manhattan Bank, as trustee under the Indenture referred to below (the
"Trustee").
 -------

                             W I T N E S S E T H :

          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 24, 1998 (as amended from time to time, the "Indenture"), providing for the issuance of an aggregate principal amount of
     ---------
$100,000,000 of 9 7/8% Senior Subordinated Notes due 2008 (the "Notes");
                                                                -----

          WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guaranty (as defined below) on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1.   Definitions.  Capitalized terms used herein without definition
               -----------
shall have the meanings assigned to them in the Indenture.

          2.   Agreement to Guarantee.  The Subsidiary Guarantor hereby agrees,
               ----------------------
jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

          3.   No Recourse Against Others.  No director, officer, employee or
               --------------------------
stockholder, as such, of the Subsidiary Guarantor shall have any liability for any obligations of the Subsidiary Guarantor under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          4.   Ratification of Indenture; Supplemental Indenture Part of
               ---------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

          5.   Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
               -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          6.   Trustee Makes No Representation.  The Trustee makes no
               -------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          7.   Counterparts.  The parties may sign any number of copies of this
               ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          8.   Effect of Headings.  The Section headings herein are for
               ------------------
convenience only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                      IRON AGE CORPORATION


                      By:
                         -------------------------------------------------
                         Name:
                               -------------------------------------------
                         Title:
                                ------------------------------------------

                      [SUBSIDIARY GUARANTOR]

                      By:
                         -------------------------------------------------
                         Name:
                               -------------------------------------------
                         Title:
                                ------------------------------------------


                      THE CHASE MANHATTAN BANK, AS TRUSTEE


                      By:
                         ----------------------------------------
                         Name:
                               ----------------------------------
                         Title:
                                ---------------------------------